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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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CROCS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Crocs, Inc.

6328 Monarch Park Place
Niwot, Colorado 80503

NOTICE OF THE 2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 28, 2011

To the Stockholders of Crocs, Inc.:

        We will hold the 2011 Annual Meeting of Stockholders of Crocs, Inc. at the St. Julien Hotel, 900 Walnut Street, Boulder, Colorado, on June 28, 2011 at 2 p.m. Mountain Time.

        The meeting's purpose is to:

  1.
  elect two Class III directors;

  2.
  ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2011;

  3.
  approve the Amendment and Restatement of our 2007 Equity Incentive Plan;

  4.
  hold an advisory vote on the compensation of our named executive officers;

  5.
  hold an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers; and

  6.
  consider any other matters that properly come before the meeting or any postponement or adjournment thereof.

        Only stockholders of record of our common stock at the close of business on April 29, 2011 are entitled to receive notice of and to vote at the meeting. Each share of common stock is entitled to one vote.

        A list of the stockholders entitled to vote at the meeting will be available for examination at the meeting by any stockholder for any purpose relevant to the meeting. The list will also be available on the same basis for ten days prior to the meeting at our principal executive office, 6328 Monarch Park Place, Niwot, Colorado 80503.

        All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting in person, please vote your shares as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet, or by telephone after your receipt of hard copies of the proxy materials, as promptly as possible. You may also request a paper proxy card, which will include a reply envelope, to submit your vote by mail, as described in the Notice of Internet Availability of Proxy Materials. Stockholders who are present at the Annual Meeting may withdraw their proxy and vote in person if they so desire.

BY ORDER OF THE BOARD OF DIRECTORS

John McCarvel President and Chief Executive Officer

Niwot, Colorado
April 29, 2011

Crocs, Inc.

6328 Monarch Park Place
Niwot, Colorado 80503

2011 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

        This proxy statement will first be made available to stockholders on or about April 29, 2011. It is furnished to stockholders of Crocs, Inc., a Delaware corporation ("we," "us," or "our"), in connection with the solicitation of proxies by our Board of Directors. The proxies being solicited will be voted at the 2011 Annual Meeting of Stockholders (the "Annual Meeting"), to be held on June 28, 2011 at the St. Julien Hotel, 900 Walnut Street, Boulder, Colorado at 2 p.m. Mountain Time, or at any postponement or adjournment thereof, for the purpose of voting on the proposals as set forth herein as well as other business matters which may properly come before the meeting.

        Under the rules of the Securities and Exchange Commission (the "SEC"), we are furnishing proxy materials to our stockholders on the Internet, rather than mailing printed copies. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. This proxy statement and our 2010 annual report to stockholders are available at www.proxyvote.com.

GENERAL INFORMATION REGARDING ANNUAL MEETING

        Record Date.    Stockholders of record at the close of business on April 29, 2011 are entitled to notice of and to vote at the Annual Meeting. On the record date, there were 88,519,710 shares of our common stock outstanding. Each such share is entitled to one vote on each matter submitted to a vote at the Annual Meeting.

        Quorum Requirements.    A quorum is required to conduct business at the Annual Meeting. The holders of a majority of the outstanding shares entitled to vote generally in the election of directors must be present in person or by proxy at the Annual Meeting in order for a quorum to exist. Abstentions and broker non-votes count as present for purposes of determining a quorum. A broker non-vote occurs when a broker returns a proxy card but does not vote on one or more matters because the broker does not have the authority to do so without instructions from the beneficial owner. Shares represented by proxies that are marked withhold with respect to the election of our Class III directors will be counted as present in determining whether there is a quorum.

        Vote Requirements.    If a quorum is present at the Annual Meeting, the following vote is required for approval of each matter to be voted on.

          Election of Directors.    The two director nominees receiving the highest number of "for" votes cast in person or by proxy at the Annual Meeting will be elected as directors. Proxies marked withhold and broker non-votes will have no effect on the outcome of this proposal. Cumulative voting is not permitted.

          Ratification of Appointment of Deloitte & Touche LLP.    The affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote on the proposal is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2011. Abstentions will have the effect of voting against this proposal. Broker non-votes will have no impact on this proposal.

          Approval of the Amendment and Restatement of the 2007 Equity Incentive Plan.    The affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote on the proposal is required for the approval of the amendment. Abstentions will have the effect of voting against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

          Advisory Vote on Named Executive Officer Compensation.    The affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote on the proposal is required to approve the advisory resolution approving the compensation of our named executive officers. Abstentions will have the effect of voting against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

          Advisory Vote on Frequency of Future Advisory Votes on Named Executive Officer Compensation.    At the annual meeting you will be asked to vote to approve the frequency—every year, every two years or every three years—of the advisory vote on the compensation of our named executive officers. The voting frequency option that receives the highest number of votes cast by the holders of the shares of our common stock present in person or by proxy and entitled to vote on the proposal will be deemed the frequency for the advisory vote on executive compensation that has been selected by stockholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

          Approval of all Other Proposals.    With respect to any other matters properly brought before the Annual Meeting, the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote on the proposals will be the act of the stockholders. Abstentions will have the effect of voting against these proposals. Broker non-votes will have no effect on these proposals.

        Board Recommendations.    Our Board of Directors' recommendation is set forth together with the description of each proposal. In summary, our Board of Directors recommends a vote:

  •
  FOR election of each of the Class III director nominees (see Proposal 1);

  •
  FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011 (see Proposal 2);

  •
  FOR the approval of the Amendment and Restatement of our 2007 Equity Incentive Plan (see Proposal 3);

  •
  FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement (see Proposal 4); and

  •
  FOR a frequency of every three years for future advisory votes on the compensation of our named executive officers (see Proposal 5).

        Your Proxy.    Whether or not you are able to personally attend the Annual Meeting, you are encouraged to vote your shares as instructed in the Notice of Internet Availability of Proxy Materials. Shares represented by properly executed methods, and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting as directed in the proxy. If no directions are specified, such proxies will be voted FOR each of the proposals described in this proxy statement and for a frequency of "every three years" for Proposal 5 and in the best judgment of the proxy holders as to other matters that may properly come before the Annual Meeting.

        If your shares are held in the name of a bank or brokerage firm, your bank or broker will send you a separate package describing the procedures and options for voting your shares. You should follow the instructions provided by your bank or brokerage firm. On routine matters, such as the ratification of the appointment of our independent registered public accounting firm, your broker will vote your shares for you at his or her discretion if you do not instruct your broker how to vote. For non-routine matters, which include all other matters to be voted upon at the Annual Meeting, your broker may not vote your shares without specific voting instructions from you.

        Revocation.    Any stockholder giving a proxy has the power to revoke the proxy, or change the proxy, at any time before the proxy is voted at the Annual Meeting by (i) re-voting online at www.proxyvote.com, (ii) sending another properly executed proxy bearing a later date or a written notice of revocation of the proxy to Corporate Secretary, Crocs, Inc., 6328 Monarch Park Place, Niwot, Colorado 80503 or (iii) voting in person at the Annual Meeting.

        Cost of Proxy Solicitation.    Our Board of Directors is soliciting the proxies. We will bear the entire cost of this proxy solicitation. We have retained the services of Georgeson, Inc., a professional proxy solicitation firm, to aid in the solicitation of proxies. Georgeson, Inc. may solicit proxies by personal interview, mail, telephone, facsimile, email or otherwise. We will pay Georgeson, Inc. its customary fee, estimated to be approximately $20,000, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. We may also reimburse brokers, custodians, nominees and other fiduciaries for normal handling charges incurred for forwarding proxy materials to beneficial owners. Solicitation of proxies may be made personally or by mail or telephone by our directors, officers and other employees, who will receive no additional compensation for such services.

PROPOSAL 1—ELECTION OF DIRECTORS

        Our Board of Directors (the "Board") currently consists of seven members divided into three classes, with each director elected to a three-year term. Class III consists of Thomas J. Smach and John P. McCarvel, whose terms will expire at the Annual Meeting. Class I consists of Ronald L. Frasch and W. Stephen Cannon, whose terms will expire at the annual meeting to be held in 2012. Class II consists of Raymond D. Croghan, Peter A. Jacobi and Richard L. Sharp, whose terms will expire at the annual meeting to be held in 2013. Under our amended and restated bylaws, each of our directors holds office until his or her successor has been elected and qualified or until such director's earlier resignation or removal.

        At each annual meeting of stockholders, the successors to directors whose terms expire at such meeting will be elected, or such directors will be re-elected, and will serve from the time of election and qualification until the third annual meeting following their election or until their successors are duly elected and qualified. The current authorized number of directors is eight. The authorized number of directors may be changed by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the Board can be filled by resolution of the Board.

        Upon the recommendation of the Nominating and Governance Committee, the Board has nominated Messrs. Smach and McCarvel for re-election as Class III directors to serve for a three-year term expiring at the 2014 annual meeting of stockholders.

        A stockholder cannot vote for more than two nominees. Each of the director nominees has consented to serve for a three-year term. We do not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or will not serve for any reason, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee as the Board may recommend.

Class III Director Nominees

        Thomas J. Smach (Class III), age 50, has served as a member of the Board since April 2005 and is currently serving as our Acting Chairman. Mr. Smach is currently a co-founding partner of Riverwood Capital Management, a private equity firm. From January 2005 to June 2008, Mr. Smach served as the Chief Financial Officer of Flextronics International ("Flextronics") a NASDAQ-listed electronics manufacturing services (EMS) provider. From April 2000 to December 2004, Mr. Smach served as Senior Vice President—Finance of Flextronics. From 1997 to April 2000, he served as the Senior Vice President, Chief Financial Officer and Treasurer of The Dii Group, Inc., an EMS provider and publicly-traded company that merged with Flextronics in early 2000 ("The Dii Group"). Mr. Smach is a certified public accountant and also serves on the Board of Directors of ADVA AG Optical Networking, a publicly-traded company in Germany. Mr. Smach has extensive accounting and financial management experience having served as the chief financial officer of global public companies. In addition, Mr. Smach has significant experience with international manufacturing and business from his leadership positions at Flextronics. This experience is useful as we continue to expand our international operations. Mr. Smach is also well versed in SEC compliance and risk oversight, which makes him particularly well suited to serve as the chairman of the Audit Committee and as the Board's Acting Chairman.

        John P. McCarvel (Class III), age 54, was appointed as a director effective March 1, 2010. He has served as our President and Chief Executive Officer since March 1, 2010. Prior to this appointment, he served as our Chief Operating Officer and Executive Vice President since February 2007. Previously, Mr. McCarvel served as our Senior Vice President—Global Operations from October 2005 to February 2007 and as our Vice President—Asian & Australian Operations from January 2005 to September 2005, after providing consulting services to us during 2004. From October 2001 to January 2005, Mr. McCarvel served as Vice President for the Design, Test and Semiconductor division of Flextronics, where he was responsible for building Flextronics' engineering infrastructure in Asia and growing Flextronics' business in the region. From 1999 to October 2001, he served as President of U.S. Operations and Senior Vice President of Worldwide Sales and Marketing for Singapore Technology Assembly Test Services Ltd., a semiconductor services company. He previously worked in executive level positions with Micron Custom Manufacturing Services, Inc., a manufacturer of electronic products for computing and digital applications, and The Dii Group. Mr. McCarvel has served us as an executive since 2005. He has been our chief operating officer and has extensive knowledge of our day-to-day operations along with a strategic vision as our chief executive officer. Mr. McCarvel's leadership, extensive knowledge of our business and previous manufacturing expertise provide significant value and insights to the Board.

        THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE-NAMED NOMINEES FOR DIRECTOR.

Information About Continuing Directors

        Raymond D. Croghan (Class II), age 61, has served as a member of the Board since August 2004. Since 1999, Mr. Croghan has been retired. From 1991 to 1999, Mr. Croghan managed Croghan & Associates, Inc., a healthcare information technology consulting firm, which merged with Margolis Health Enterprise to form The TriZetto Group. Mr. Croghan serves on the boards of directors of several privately-held companies. Mr. Croghan has successfully operated and grown private companies and has served on the boards of several companies in a variety of industries. His experience successfully operating companies in different industries provides us with a unique perspective as does his board experience. In addition, Mr. Croghan is our longest serving director and has extensive knowledge of our company and its operations.

        Peter A. Jacobi (Class II), age 67, has served as a member of the Board since October 2008. Mr. Jacobi was employed by Levi Strauss & Company ("Levi Strauss"), a jeans and casual wear manufacturer, from 1970 until his retirement in 1999. During his 29 years of tenure at Levi Strauss, Mr. Jacobi held various senior levels positions, including President of the Men's Jeans Division, President of Global Sourcing, President of Levi Strauss International, and from 1996 until his retirement, President and Chief Operating Officer. Mr. Jacobi has extensive executive experience in the apparel industry gained through his tenure at Levi Strauss. The apparel industry is similar and complementary to the footwear industry and Mr. Jacobi has provided us significant insights from this industry. In addition, Levi Strauss is an established international brand. Mr. Jacobi's experience with a global brand has helped us as we continue to build our brand internationally.

        Richard L. Sharp (Class II), age 64, has served as the Chairman of the Board since April 2005. From 1982 to 2002, Mr. Sharp served in various positions with Circuit City Stores, Inc., a retailer of consumer electronics, most recently as President from 1984 to 1997, Chief Executive Officer from 1986 to 2000 and Chairman of the Board from 1994 to 2002. Mr. Sharp served as Chairman and Chief Executive Officer of CarMax, Inc., the nation's largest specialty retailer of used cars and light trucks, from 1994 to 2000 and Chairman from October 2002 to June 2007. In 1992, he was a founding investor of Flextronics. He served as a director of Flextronics from 1993 to October 2008 and as Chairman of the Board from January 2003 to January 2006. Mr. Sharp is currently a director of Star Scientific, Inc., a publicly-traded smokeless tobacco company. Mr. Sharp has founded and successfully operated large public companies in diverse businesses such as retail consumer electronics, used car retail and electronics manufacturing. He brings a unique perspective to the Board both as an entrepreneur and a former chief executive and chairman of other publicly traded companies. His business leadership and experience with large companies in retail industries make him well suited to serve as the Chairman of our Board. As previously disclosed, Mr. Sharp is currently on a leave of absence from the Board for personal reasons.

        Ronald L. Frasch (Class I), age 62, has served as a member of the Board since October 2006. Since February 2007, Mr. Frasch has served as President and Chief Merchandising Officer of Saks Fifth Avenue, a division of Saks, Incorporated, a NYSE-listed luxury fashion retailer. From November 2004 until January 2007, he held the post of Vice Chairman and Chief Merchant of Saks Fifth Avenue. From January 2004 to November 2004, he was employed by Saks in a non-executive capacity. From April 2000 to January 2004, Mr. Frasch served as Chairman and Chief Executive Officer of Bergdorf Goodman (a subsidiary of Neiman Marcus Group, Inc.) and served as President of GFT North America (a subsidiary of Gruppo GFT, based in Turin, Italy, a global producer, marketer and distributor of fine men's and women's clothing, sportswear and furnishings) from 1996 to 2000. Mr. Frasch also served as President and Chief Executive Officer of Escada USA from 1994 to 1996. Mr. Frasch has extensive executive expertise in the fashion retail industry, most notably demonstrated by his current position at Saks Fifth Avenue. Mr. Frasch's experience and insight into this industry is invaluable to the Board and management in understanding the consumer retail and fashion industry, including current buying trends by our wholesale customers.

        W. Stephen Cannon (Class I), age 59, has served as a member of the Board since February 2009. Since 2005, he has served as the Chairman of Constantine Cannon LLP, a law firm, and the Managing Partner of Constantine Cannon's Washington D.C. office. From 1994 to 2005, Mr. Cannon was the Senior Vice President, General Counsel and Secretary of Circuit City Stores, Inc., a retailer of consumer electronics, which, at the time, was publicly traded on the New York Stock Exchange. Prior to joining Circuit City Stores, Inc., Mr. Cannon served as a partner at the law firm of Wunder, Diefenderfer, Ryan, Cannon and Thelen and spent ten years in government service, including serving as Chief Antitrust Counsel to the United States Senate Judiciary Committee. Mr. Cannon has

demonstrated significant legal and business expertise through his role as general counsel of Circuit City, a public company with significant retail operations. This experience assists the Board with its risk oversight and retail expansion plans. Mr. Cannon's legal expertise also allows him to effectively chair the Nominating and Governance Committee and understand corporate governance and SEC developments.

CORPORATE GOVERNANCE

        Crocs, Inc. is committed to maintaining sound corporate governance practices. The Board has formalized several policies, procedures and standards of corporate governance some of which are described below. We continue to monitor best practices and legal and regulatory developments with a view to further revising our governance policies and procedures, as appropriate.

        Director Independence.    NASDAQ listing standards require that the Board consist of a majority of independent directors. The Board has determined that all of its current non-management members of the Board (Messrs. Cannon, Croghan, Frasch, Jacobi, Smach and Sharp) are independent directors as defined by NASDAQ listing standards. The Board makes a determination regarding the independence of each director annually based on relevant facts and circumstances. Applying the standards and independence criteria defined by the NASDAQ listing standards, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director. The independent directors of the Board regularly hold executive sessions without members of management present.

        Communicating with Directors.    Stockholders who wish to communicate with the Board or with specified individual directors may do so by mailing such written communication to: Corporate Secretary, Crocs, Inc., 6328 Monarch Park Place, Niwot, Colorado 80503. The Corporate Secretary will review all correspondence and will forward to the Board or an individual director a summary of the correspondence received and copies of correspondence that the Corporate Secretary determines requires the attention of the Board or such individual director. The Board and any individual director may at any time request copies and review all correspondence received by the Corporate Secretary that is intended for the Board or such individual director.

        Board Leadership.    The Board does not have a policy regarding separation of the roles of Chief Executive Officer and Chairman of the Board. The Board believes it is in our best interests to make that determination based on current circumstances. The Board has determined that an independent director serving as Chairman is in the best interests of our stockholders at this time. This structure ensures a greater role of independent directors in the active oversight of our business, including risk management oversight, and in setting agendas and establishing Board priorities and procedures. This structure also allows the Chief Executive Officer to focus to a greater extent on the management of our day-to-day operations.

        Risk Oversight.    The Board oversees our risk management activities. The Board implements its risk oversight function both as a whole and through delegation to its committees. These committees meet regularly and report back to the full Board. The Audit Committee has primary oversight responsibility with respect to financial risks as well as oversight responsibility for our overall risk assessment and risk management policies and systems. The Audit Committee oversees our procedures for the receipt, retention and treatment of complaints relating to accounting and auditing matters and oversees our management of legal and regulatory compliance systems. The Compensation Committee oversees risks relating to our compensation plans and programs. The Compensation Committee also has reviewed and considered our compensation policies and programs in light of the Board's risk assessment and management responsibilities and will do so in the future on an annual basis. The Compensation Committee believes that we have no compensation policies and programs that give rise to risks reasonably likely to have a material adverse effect on us.

        The Chief Legal and Administrative Officer serves as our chief compliance officer and chairs an inter-disciplinary Compliance Council which is charged with assessing and managing our legal and other compliance obligations on a global basis. The Chief Legal and Administrative Officer reports to the Audit Committee regularly on our legal and compliance obligations.

        The Director of Internal Audit coordinates the day-to-day risk management process and reports directly to the Chief Financial Officer and to the Audit Committee. The Director of Internal Audit performs a risk assessment annually, and updates the Audit Committee at least quarterly regarding our risk analyses, assessments, risk mitigation strategies and activities. The Treasury Director updates the Audit Committee at least annually, or more frequently as needed, regarding our directors and officers insurance coverage and on matters regarding certain financial risks.

        Code of Business Conduct and Ethics and Committee Charters.    We have adopted a Code of Business Conduct and Ethics that applies to all directors and employees, including our principal executive, financial and accounting officers. The Amended and Restated Code of Business Conduct and Ethics is posted on our website at www.crocs.com. We intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of our Amended and Restated Code of Business Conduct and Ethics that apply to our directors and principal executive, financial and accounting officers by posting such information on our website. The Audit Committee Charter, Compensation Committee Charter and Nominating and Governance Committee Charter are also available on our website at www.crocs.com. Any person may request a copy of the Amended and Restated Code of Business Conduct and Ethics or committee charters free of charge by submitting a written request to: Corporate Secretary, Crocs, Inc., 6328 Monarch Park Place, Niwot, Colorado 80503.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

        During 2010, the Board met six times. All directors attended 75% or more of the Board's meetings and the meetings of the Board committees on which they served. We encourage, but do not require, our directors to attend the annual meeting of stockholders. Messrs. Cannon, Frasch, Jacobi, McCarvel, Smach and Sharp attended our 2010 Annual Meeting of Stockholders.

        Board Committees.    The Board has the authority to appoint committees to perform certain management and administrative functions and has established the following committees.

        Audit Committee.    Messrs. Smach (Chairman), Frasch and Jacobi are the current members of the Audit Committee. The Audit Committee met eight times in 2010. The functions of the Audit Committee include oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the performance, qualifications and independence of our independent auditors and the performance of our internal audit function. The Audit Committee is directly responsible for the appointment, retention, compensation, evaluation, termination and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or related work. The purpose and responsibilities of the Audit Committee are set forth in the Audit Committee Charter. The Audit Committee Charter can be found on our website at www.crocs.com.

        All of the members of the Audit Committee are independent, as determined in accordance with NASDAQ listing standards and relevant federal securities laws and regulations. The Board has determined that Mr. Smach qualifies as an "audit committee financial expert" as defined by the applicable regulations of the SEC.

        Compensation Committee.    Messrs Croghan (Chairman), Cannon and Sharp are the current members of the Compensation Committee. The Compensation Committee, which met six times in 2010, has overall responsibility for evaluating and approving our executive officer compensation, benefits, severance, equity-based or other compensation plans, policies and programs. The Compensation

Committee is also responsible for approving our Compensation Discussion and Analysis for inclusion in this proxy statement. The purpose and responsibilities of our Compensation Committee are set forth in the Compensation Committee Charter. The Compensation Committee Charter can be found on our website at www.crocs.com. All of the current members of the Compensation Committee are independent, as determined in accordance with NASDAQ listing standards and relevant federal securities laws and regulations.

        The Compensation Committee has the authority to establish and monitor our executive compensation programs and to make decisions regarding the compensation of each of the executive officers named in the Summary Compensation Table set forth later in this document ("named executive officer" or "NEO"). The Compensation Committee sets the Chief Executive Officer's compensation. The Compensation Committee also reviews the recommendations of the Chief Executive Officer with respect to compensation of the other NEOs and, after reviewing such recommendations, sets the compensation of the other NEOs. In addition, the Compensation Committee also monitors, administers and approves awards under our various incentive compensation plans for all levels of our employees, including awards under our 2007 Equity Incentive Plan and 2008 Cash Incentive Plan.

        The Compensation Committee relies on its judgment when making compensation decisions after reviewing our performance and evaluating each executive's performance against established goals, leadership ability and responsibilities, and current compensation arrangements. When setting total compensation for each of the NEOs, the Compensation Committee reviews the NEO's current compensation, including equity and non-equity-based compensation. The Compensation Committee also evaluates surveys and other available data regarding the executive compensation programs of comparative companies. The compensation program for NEOs and the Compensation Committee assessment process are designed to be flexible so as to better respond to the evolving business environment and individual circumstances.

        Role of Consultants.    In 2010, the Compensation Committee and management engaged a third party consultant, Buck Consultants, to provide an evaluation of the 2010 executive bonus plan, long-term incentives and other executive compensation matters. Please see "Compensation Discussion and Analysis" for further description of 2010 bonus metrics and long-term incentives.

        Nominating and Governance Committee.    Our Nominating and Governance Committee currently consists of Messrs. Cannon (Chairman) and Croghan. Mr. Sharp served as chairman of the Nominating and Governance Committee until his leave of absence in December 2010. The Nominating and Governance Committee met twice in 2010. The Nominating and Governance Committee assists the Board in promoting our best interests and that of our stockholders through the implementation of sound corporate governance principles and practices. In furtherance of this purpose, the Nominating and Governance Committee identifies individuals qualified to become board members and recommends to the Board the director nominees for election at each annual meeting of stockholders. It also reviews the qualifications and independence of the members of the Board and its various committees and makes any recommendations the Nominating and Governance Committee members may deem appropriate concerning any changes in the composition of the Board and its committees. The Nominating and Governance Committee also recommends to the Board the corporate governance guidelines and standards regarding the independence of outside directors applicable to us and reviews the provisions of the Nominating and Governance Committee Charter on a regular basis to confirm that such guidelines, standards and charter remain consistent with sound corporate governance practices and with any applicable legal or regulatory requirements and the NASDAQ listing standards. The Nominating and Governance Committee also monitors and leads the Board in its annual review of the Board's performance.

        The purpose and responsibilities of our Nominating and Governance Committee are set forth in the Nominating and Governance Committee Charter. The Nominating and Governance Committee

Charter can be found on our website at www.crocs.com. All of the members of the Nominating and Governance Committee are independent, as determined in accordance with the NASDAQ listing standards.

        Director Nomination Process and Director Qualifications.    In identifying potential director candidates, the Nominating and Governance Committee relies on recommendations from a number of sources, including current directors and officers. The Nominating and Governance Committee may also hire outside consultants, search firms or other advisors to assist in identifying director candidates. The Nominating and Governance Committee will consider director candidates recommended by stockholders on the same basis as it considers other candidates. Any stockholder wishing to recommend a candidate for consideration by the Nominating and Governance Committee may do so by submitting a written recommendation to the Nominating and Governance Committee in accordance with the procedures set forth under "Stockholder Proposals and Nominations for 2012 Annual Meeting."

        In evaluating a candidate for director, our Nominating and Governance Committee considers, among other things, the candidate's judgment, knowledge, integrity, diversity, expertise and business and industry experience, and expertise, which are likely to enhance the Board's ability to govern our affairs and business. We do not have a separate policy regarding consideration of diversity in identifying director nominees but the Nominating and Governance Committee strives to nominate directors with a variety of complementary skills and backgrounds so that, as a group, the Board will possess a broad perspective and the appropriate talent, skills and expertise to oversee our business. The Nominating and Governance Committee also takes into account independence requirements imposed by law or regulations (including the NASDAQ listing standards). In the case of director candidates recommended by stockholders, the Nominating and Governance Committee may also consider the number of shares held by the recommending stockholder, the length of time that such shares have been held and the relationship, if any, between the recommending stockholder and the recommended director nominee.

EXECUTIVE OFFICERS

        In addition to John McCarvel, our President and Chief Executive Officer, whose biographical information is disclosed above under "Election of Directors," our executive officers as of March 31, 2011 include the following individuals:

Name	Age	Position(s)
Daniel P. Hart	52	Executive Vice President, Chief Legal and Administrative Officer
Jeffrey J. Lasher	46	Corporate Controller, Chief Accounting Officer and interim Principal Financial Officer
Scott E. Crutchfield	49	Senior Vice President of World Wide Operations

        Daniel P. Hart has served as our Executive Vice President, Chief Legal and Administrative Officer since January 2010. From June 2009 through December 2009, he served as our Executive Vice President of Administration and Corporate Development. Prior to joining us, Mr. Hart was employed by Océ North America, a digital printing and document management division of Océ, N.V., a manufacturing and engineering company publicly traded on the Euronext Amsterdam stock exchange, where he served as Senior Vice President and General Counsel from 2006 to 2009. From 2004 to 2006, Mr. Hart served as Senior Vice President—General Counsel and Human Resources for Invensys Controls, a global manufacturing and engineering operation within Invensys plc, a public U.K. conglomerate. From 2002 to 2004, Mr. Hart served as Chief Staff Officer for the Development Division of Invensys, a large portfolio of disposal companies within Invensys plc. Previously, Mr. Hart's experience included service in senior legal positions at Dictaphone Corporation and Brooke Group Ltd. and private legal practice in New York City. He was an executive officer of Dictaphone Corporation in November 2000 when it filed for protection under Chapter 11 of the U.S. bankruptcy code.

        Jeffrey J. Lasher has served as our Corporate Controller and Chief Accounting Officer since June 2009. In January 2011, Mr. Lasher was appointed as our principal accounting officer and interim principal financial officer and effective April 28, 2011, Mr. Lasher was appointed as our Chief Financial Officer. Prior to joining us, Mr. Lasher was a Senior Consultant for Connelly Consulting, a privately-held financial services company, from October 2008 to June 2009. From December 2005 to September 2008, he was the Vice President—Corporate Controller for Corporate Express Inc., a publicly-held business supplies and equipment company. Mr. Lasher was also the Vice President—Finance of AutoNation, Inc., a publicly-held automotive retail company, from December 2000 to December 2005.

        Scott E. Crutchfield has served as our Senior Vice President of World Wide Operations since May 2010. From February 2006 to May 2010, he served as our Vice President for World Wide Operations. Prior to joining us, he served as Senior Director, U.S. and South America Operations for Jabil Circuit, a publicly-held design and manufacturing company from May 2004 to January 2006. Mr. Crutchfield was also Vice President, General Manager Central/Eastern U.S. and South America for Flextronics from March 2000 to April 2004. Previously, Mr. Crutchfield also held senior leadership positions at Dovatron International, a subsidiary of the Dii Group, and at Square D, a subsidiary of Schneider Electric.

BENEFICAL OWNERSHIP OF OUR COMMON STOCK

Ownership by Our Directors, Executive Officers and Greater than 5% Stockholders

        The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2011 by:

  •
  each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common stock;

  •
  each current director or nominee;

  •
  each of the named executive officers listed in the Summary Compensation Table below; and

  •
  all directors and executive officers as a group.

        Beneficial ownership is determined in accordance with SEC rules. In computing percentage ownership of each person, shares of common stock subject to options held by that person that are currently exercisable, or exercisable within 60 days after March 31, 2011, are deemed to be outstanding and beneficially owned by that person. None of these shares, however, are deemed outstanding for the purpose of computing the percentage ownership of any other person.

        Except as indicated and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. Percentage ownership is based on 88,410,942 shares of our common stock outstanding on March 31, 2011. Unless otherwise indicated below, the address for each director and named executive officer listed below is in care of Crocs, Inc., 6328 Monarch Park Place, Niwot, Colorado 80503.

	Beneficial Ownership
Name of Beneficial Owner	Shares	Percent
5% Stockholders:
Blackrock, Inc.(1)	6,520,840	7.4%
The Vanguard Group, Inc(2)	4,497,234	5.1%
Directors:
Richard L. Sharp(3)	1,185,319	1.3%
Peter A. Jacobi(4)	49,584	*
Thomas J. Smach(5)	195,719	*
Raymond D. Croghan(6)	70,720	*
W. Stephen Cannon(7)	61,746	*
Ronald L. Frasch	50,588	*
Officers:
John P. McCarvel(8)	466,364	*
Daniel P. Hart(9)	137,943	*
John Duerden(10)	51,912	*
Russell C. Hammer(11)	24,100	*
All current directors and executive officers as a group (10 persons)(12)	2,293,995	2.6%

*
Less than 1%

(1)
Based solely on a Schedule 13G/A filed with the SEC on February 3, 2011. The address for Blackrock, Inc. is 40 East 52nd Street, New York, New York, 10022.

(2)
Based solely on a Schedule 13G filed with the SEC on February 10, 2011. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Shares beneficially owned include 357,930 shares subject to options exercisable within 60 days of March 31, 2011, 666,507 shares beneficially owned by The RLS Trust, 39,610 shares beneficially owned by BES & RS, LLC, 39,610 shares beneficially owned by EGG & RS, LLC, 39,610 shares beneficially owned by RBG & RS, LLC, 39,600 and shares beneficially owned by CSS & RS, LLC. Mr. Sharp is the sole trustee of The RLS Trust and is the sole manager of each of BES & RS, LLC, EGG & RS, LLC, and RBG & RS, LLC and CSS & RS, LLC, and he exercises voting and investment power over all of the shares beneficially owned by each trust and each company. The address for Mr. Sharp is 9020 Stony Point Parkway, #180, Richmond, VA 23235.

(4)
Shares beneficially owned include 47,249 shares held in trust by Peter A Jacobi & Mary Louise Jacobi Living Trust.

(5)
Shares beneficially owned include 151,813 shares subject to options exercisable within 60 days of March 31, 2010 and 4,400 shares held as custodian for Mr. Smach's two children under the New York Uniform Gifts to Minors Act. Mr. Smach exercises voting and investment power over the shares.

(6)
Shares beneficially owned include 58,406 shares subject to options exercisable within 60 days of March 31, 2010 and an aggregate of 4,960 shares of common stock beneficially owned by two trusts for the benefit of Mr. Croghan's two daughters. Mr. Croghan's spouse is the trustee of both trusts and she exercises sole voting and investment power over the shares. Mr. Croghan disclaims beneficial ownership of such shares.

(7)
Shares beneficially owned are held in trust by The W. Stephen Cannon Revocable Trust.

(8)
Shares beneficially owned include 146,915 shares subject to options exercisable within 60 days of March 31, 2011 and 208,964 shares held jointly with his spouse.

(9)
Shares beneficially owned include 8,333 shares subject to options exercisable within 60 days of March 31, 2011.

(10)
Mr. Duerden retired as President and Chief Executive Officer effective March 1, 2010.

(11)
Mr. Hammer resigned as our Chief Financial Officer, Senior Vice President—Finance and Treasurer effective December 31, 2010.

(12)
Shares beneficially owned include 568,149 shares of common stock subject to options issued to directors and 155,248 shares of common stock subject to options issued to named executive officers that are exercisable or issuable within 60 days of March 31, 2011.

Section 16 Beneficial Ownership and Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than ten percent of our common stock to file with the SEC and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of our common stock.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from certain of our officers and directors that no other reports were required, we believe that all required reports of our officers, directors and greater than ten percent stockholders under Section 16(a) were timely filed during the year ended December 31, 2010.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions

        We had no transactions with related persons during 2010 which are required to be disclosed by the rules of the SEC.

Policy on Transactions with Related Persons

        Our Business Code of Conduct and Ethics requires that any transaction involving us in which one of our directors, nominees for director, executive officers, or greater than five percent stockholders, or one of the aforementioned's immediate family members (each, a "related person"), have a material interest be approved or ratified by the Audit Committee if the amount involved, when aggregated with the amount of all other transactions between the related person and us, exceeds $100,000 in a fiscal year. The full Board reviews ordinary course of business transactions in which directors have an interest as part of the Board's annual director independence review, and our Business Code of Conduct and Ethics permits the full Board to waive any conflicts of interest between us and any director or officer. In determining whether to approve or ratify any such transaction, the Audit Committee must consider, in addition to other factors it deems appropriate, whether the transaction is on terms no less favorable to us than those involving unrelated parties.

Director and Officer Indemnification

        We have entered into agreements to indemnify certain directors and executive officers in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us or in our right, arising out of such person's services as a director or executive officer of ours, any subsidiary of ours or any other company or enterprise to which the person provided services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

DIRECTOR COMPENSATION

        The table below summarizes the total compensation paid to each non-employee directors during the fiscal year ended December 31, 2010.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Total
W. Stephen Cannon	$90,000	$99,999	$—	$189,999
Raymond D. Croghan	3,125	291,017	—	294,142
Ronald L. Frasch	—	280,623	—	280,623
Peter A. Jacobi	—	280,623	—	280,623
Richard L. Sharp	—	291,017	62,262	353,279
Thomas J. Smach	$90,000	$204,010	$—	$294,010

(1)
Represents the grant date fair value. Assumptions used in to calculate these values are included in Note 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

        As of December 31, 2010, each non-employee director had the following number of stock options and unvested shares of restricted stock outstanding:

	Options Outstanding at December 31, 2010	Unvested Restricted Stock Awards Outstanding at December 31, 2010
Raymond D. Croghan	58,406	4,903
Ronald L. Frasch	—	4,669
Peter A. Jacobi	—	4,669
Richard L. Sharp	380,430	4,903
Thomas J. Smach	151,813	2,335

        On June 29, 2010, the Board approved a new compensation plan for non-employee directors, effective as of that date. Pursuant to the plan, each of our non-employee directors was granted $100,000 in annual compensation payable in (a) cash (in quarterly installments of $25,000), (b) shares of restricted stock (based on the fair market value of our common stock on the date of grant) which vest in four successive quarterly installments from the date of grant or (c) a combination of cash and restricted stock, at the election of each non-employee director. During 2010, Messrs. Croghan, Frasch, Jacobi and Sharp elected to receive their director compensation in stock, and Messrs. Cannon and Smach elected to receive their director compensation in cash. Also pursuant to the new compensation plan, each non-employee director was awarded an annual grant of $100,000 of our common stock based on the fair market value of our common stock on the date of grant. This annual grant was awarded on the date of our 2010 annual meeting of stockholders.

        In addition to the annual compensation and annual grant of common stock described above, the Chairman of the Board was awarded an annual option to purchase 10,000 shares of our common stock at an exercise price equal to the fair market value of the shares on the date of grant. These options vest and become exercisable in four equal installments on the respective dates of each of the four annual meetings of stockholders following the year of grant.

        The chairperson of the Audit Committee receives an additional $50,000 and each of the chairpersons of the Compensation Committee and the Nominating and Governance Committee receives an additional $5,000 in annual compensation. Similar to the annual compensation plan for non-employee directors described above, each chairperson may elect to receive his or her additional annual compensation in cash, in restricted stock or a combination thereof. During 2010, Mr. Smach elected to receive his Audit Committee chairperson compensation in stock, Mr. Croghan elected to receive his Compensation Committee chairperson compensation in stock and Mr. Sharp elected to receive his Nominating and Governance Committee chairperson compensation in stock.

        All directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board and its committees.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        The following discussion and analysis provides information regarding our executive compensation objectives and principles, procedures, practices and decisions, and is provided to help give perspective to the numbers and narratives that follow in the tables within this section. This discussion will focus on the following named executive officers (the "NEOs"):

  •
  John P. McCarvel, Chief Executive Officer and President

  •
  John H. Duerden, former Chief Executive Officer and President

  •
  Daniel P. Hart, Executive Vice President, Chief Legal and Administrative Officer

  •
  Russell C. Hammer, former Chief Financial Officer, Senior Vice President—Finance and Treasurer

Executive Compensation Objectives and Principles

        The overall objective of our executive compensation program is to create long-term value for our stockholders by attracting and retaining talented executives, rewarding superior operating and financial performance, and aligning the long-term interests of our executives with those of our stockholders. Accordingly, our executive compensation program incorporates the following principles:

  •
  Performance:  Compensation should be based on individual job responsibility, demonstrated leadership ability, management experience, individual performance and our performance. Employees in positions of leadership and broad responsibility are generally compensated by elements that are linked to our overall performance and stockholder returns.

  •
  Fair and Competitive:  Compensation should reflect the fair market value of the services received. We believe that a fair and competitive pay package for our NEOs is essential to attract and retain talented executives in key positions.

  •
  Short and Long-Term Incentives:  Compensation is designed to reward NEOs based on both our short-term and long-term performance. Base pay is tied to individual performance and market conditions for similar positions. Bonuses are tied to achievement of short-term quantitative performance goals that we believe closely correlate to share value. Long-term performance is rewarded through equity-based awards such as stock options and restricted stock, the value of which depends on future share prices, and the realization of which is contingent on satisfaction of vesting schedules requiring continued service with us.

  •
  Align NEO Interests with Stockholder Interests:  Compensation should foster long-term focus. Compensation is designed to align executives' interests with those of our stockholders. A significant percentage of total compensation is allocated to non-cash compensation as a result of this philosophy. We do not use an exact formula for allocating between cash and non-cash compensation.

        The Compensation Committee forms its judgments regarding the levels and component mix of executive compensation by considering the market competition for executive talent, the risk to an executive inherent in employment with a company that has a relatively short operating history and our financial goals. For the year ended December 31, 2010, we awarded cash incentive bonuses due to our financial performance during the year. Specifically, reflective of our pay for performance philosophy, cash incentive bonuses for our NEOs were payable contingent upon the achievement of certain milestones related to growth in our diluted earnings per share.

Elements of Compensation

        Our executive compensation objectives and principles are implemented through the use of the following elements of compensation, each of which is discussed more fully below.

  •
  Base Pay

  •
  Performance-Based Bonus

  •
  Long-Term Equity Awards

  •
  Other Personal Benefits

        Our executive compensation program seeks to attract, retain, and motivate exemplary executive talent who are able to succeed in our fast paced, rapidly evolving company. Our executive compensation program also seeks to hold our executives accountable and reward them appropriately for successful business results. We are firmly committed to our stockholders and our executive compensation program is structured to align our executives' compensation with our stockholders' interests. To meet each of these objectives, our core executive compensation program encompasses base salaries, annual performance-based incentive compensation and long-term equity incentive awards. We believe that the total compensation opportunities offered to our executives are sufficient to reduce the need for anything other than limited executive perquisites (which are detailed later in this report) or enhanced benefit programs beyond those that are typically available to all other employees.

        The Compensation Committee does not utilize an exact calculation in determining the break-down of NEO compensation among base pay, annual performance-based bonus and long-term equity awards; rather, the Compensation Committee takes into consideration all forms of compensation. Because we are a rapidly evolving company, we believe that a substantial portion of each NEO's compensation should be in the form of annual performance-based bonus and equity awards. In general, base pay of the NEOs is set at levels that the Compensation Committee believes are competitive with our market peers of the S&P 600 Footwear Index and similar companies due to either their multi-brand business model or similar growth patterns (collectively, "Peers"), with the expectation that shortfalls in base pay, if any, will be recouped through performance bonuses should our performance entitle the NEO to receive performance bonuses and through the value of equity awards. While the Compensation Committee does not benchmark compensation to a specific percentage of the compensation of our Peers, it does use Peer data to guide its review of the total compensation of our officers and executives and generally reviews the compensation data of our Peers to understand market competitive compensation. The Peers and the criteria for their inclusion are listed below:

Company	Criteria
American Apparel, Inc.	Similar Multi-Brand Business Model
Brown Shoe Co., Inc.	S&P 600 Footwear
Cole Kenneth Productions, Inc.	S&P 600 Footwear
Columbia Sportswear Co.	Similar Multi-Brand Business Model
Deckers Outdoor Corp.	Similar Multi-Brand Business Model
Delta Apparel, Inc.	Similar Multi-Brand Business Model
G III Apparel Group, Ltd.	Similar Multi-Brand Business Model
K-Swiss, Inc.	S&P 600 Footwear
Lululemon Athletica, Inc.	Similar Multi-Brand Business Model
Oxford Industries, Inc.	S&P 600 Footwear
Perry Ellis International, Inc.	S&P 600 Footwear
Quiksilver, Inc.	S&P 600 Footwear
Skechers USA, Inc.	S&P 600 Footwear
Steven Madden, LTD	S&P 600 Footwear
Timberland Co.	Similar Multi-Brand Business Model
True Religion Apparel, Inc.	S&P 600 Footwear
Under Armour, Inc.	Similar Growth Pattern
Volcom, Inc.	S&P 600 Footwear
Wolverine World Wide, Inc.	S&P 600 Footwear

        Base Pay.    With the exception of Mr. McCarvel, the Compensation Committee established current base pay for our NEOs in 2009 by considering the size of our operations, the responsibilities of the NEOs and the competitive marketplace for executive talent in similar positions. The base pay for Messrs. Hart and Hammer was not increased in 2010. The Compensation Committee sets the base pay of the Chief Executive Officer. Base pay for other NEOs is set by the Compensation Committee after reviewing the recommendation of the Chief Executive Officer. Annual adjustments are influenced by growth of our operations, revenues and profitability, individual performance, changes in responsibility and other factors. During 2009, we entered into employment agreements with each of Messrs. Duerden, Hart and McCarvel which set forth base pay and performance-based bonus targets, among other things. The salary and bonus targets set forth in those agreements were determined based on our needs, the level of responsibility of each NEO's position, and the amount required to attract (in the case of Messrs. Duerden and Hart) and retain (in the case of Mr. McCarvel) talented NEOs. Following Mr. McCarvel's promotion to Chief Executive Officer in March 2010, the Compensation Committee increased Mr. McCarvel's salary to reflect the additional responsibilities of his position and to make his base pay competitive with the chief executive officers of our Peers. While there were no merit adjustments to base pay in 2010, individual performance is considered by the Compensation Committee in any merit raises for our NEOs.

        Performance-Based Bonuses.    In an effort to encourage achievement of our performance objectives, the amount of potential bonus to be paid to the NEOs for the year upon achievement of these performance objectives is set at a level which the Compensation Committee believes is in excess of the bonuses paid by our Peers. The combination of base pay and performance-based bonuses is intended to result in an aggregate rate of salary and bonus compensation exceeding competitive market standards when we exceed the performance objectives set by the Compensation Committee. The Compensation Committee believes that a compensation plan exceeding competitive market standards offers NEOs additional incentive to outperform our Peers and ensures that we attract and retain talented NEOs.

        For 2010, the bonus amount for each NEO was expressed as a percentage of up to 175% of the NEO's bonus target contingent on us achieving certain annual threshold revenue, earnings per share, inventory turnover and net unrestricted cash targets. These targets are weighted, with 50% of the target bonus contingent upon achieving our earnings per share target, 20% contingent upon achieving our sales growth target, and 15% each contingent upon achieving our inventory turnover and net unrestricted cash targets. Each of these targets has a threshold payout of 75% of the NEO's bonus target and a maximum payout of 175% of the NEO's bonus target. If we did not reach the threshold targets, the NEOs would not have been eligible for that portion of the bonus. The bonus targets were determined in early 2010 by the Compensation Committee based on the estimated contribution and responsibility of the individual NEO. Mr. McCarvel's target bonus amount was 100%, Mr. Hammer's 60% and Mr. Hart's 60% of their respective annual base pay. When setting the bonus targets and maximums, the Compensation Committee also takes into consideration the inherent employment risk accepted by an officer of a rapidly evolving company with a volatile and relatively limited operating history. The Compensation Committee has discretion to depart from the formula in approving the bonuses and decrease bonuses after general results are known.

        After reviewing 2010 actual results, the Compensation Committee determined that our NEOs would be paid bonuses at 118% of their respective target bonus amounts because our 2010 performance results, in the aggregate, exceeded the aggregate weighted performance targets by 18%. Our annual performance-based bonuses are paid pursuant to our 2008 Cash Incentive Plan. This plan qualifies as a performance-based compensation plan in accordance with Section 162(m) of the Internal Revenue Code (hereafter referred to as the "Code"). Please see "Deductibility of Executive Compensation" below for further discussion. Mr. McCarvel declined to take any bonus amounts above his target (100% of base pay) in respect to 2010.

        In March 2011, the Compensation Committee approved bonus metrics for 2011. Under the approved 2011 bonus metrics, the bonus amount for each NEO is expressed as a percentage of the NEO's bonus target ranging up to 175% contingent upon us achieving certain sales growth, earnings per share, inventory turnover and net unrestricted cash targets (net of short- and long-term debt). These targets are weighted, with 50% of the target bonus contingent upon achieving our GAAP earnings per share target, 20% contingent upon achieving our sales growth target, and 15% each contingent upon achieving our inventory turnover and net unrestricted cash targets.

        Senior Executive Deferred Compensation Plan.    Certain senior executives, including NEOs, are eligible to participate in the 2007 Senior Executive Deferred Compensation Plan (the "Senior Executive Plan"). Under the Senior Executive Plan, a participant may defer all or a part of his or her bonus amount exceeding 200% of such participant's target bonus in accordance with the applicable deferral agreement executed by the participant. The deferred compensation is credited to a deferral account established for each participant under the Senior Executive Plan for recordkeeping purposes. Under the Senior Executive Plan, we established an irrevocable trust into which we are required to deposit cash or other assets as specified in the applicable deferral agreement, equal to the aggregate amount required to be credited to the participant's deferral account, less any applicable taxes required to be withheld. In 2008, Mr. McCarvel elected to participate in the Senior Executive Plan and deferred $640,000 of his 2007 performance-based bonus. The deferred bonus for Mr. McCarvel will vest ratably on a quarterly basis over a three year period, with a pro rata amount vesting on each calendar quarter, providing a long-term retention incentive. The deferred bonus for Mr. McCarvel will be 100% vested upon a change of control (as defined in the Senior Executive Plan) if he is employed at that time or if his employment is terminated as a result of death or disability. No NEOs contributed to our Senior Executive Plan in 2009 or 2010.

        Long-Term Equity Awards.    Discretionary long-term equity awards, in the form of restricted stock, are granted annually, at the Compensation Committee's discretion, to the NEOs in order to provide long-term performance-based compensation, to encourage the NEOs to continue their employment throughout the vesting periods of the awards, and to align management and stockholder interests. As noted above, we believe that a substantial portion of each NEO's compensation should be in the form of equity awards. The Compensation Committee considers the number of shares to grant and the appropriate combination of equity-based awards in making NEO grant decisions.

        During 2010, the Board approved grants of restricted stock awards to our NEO's as part of a performance incentive plan. Half of such grants vest ratably on each of the first four anniversaries of the grant date. The remaining half vest on a cliff basis on the fourth anniversary of the grant date, provided that the NEO is still employed by us and certain corporate performance metrics relating to free cash flow are achieved over such four year period. Free cash flow was selected as the performance measure by the Compensation Committee as it is viewed as a primary driver of enhanced stockholder value. The Compensation Committee had previously granted restricted stock awards that only vested based on years of service. The performance-based vesting component to the restricted stock awards was included in 2010 to further demonstrate our pay for performance philosophy and better align the interests of our NEOs with those of our stockholders. During the year ended December 31, 2010, 535,600 of these performance-based restricted stock awards and units were granted to our employees, 119,384 of which were granted to our NEOs. For 2010, the amount of restricted stock awards granted to NEOs was based on a review of the equity compensation of our Peers, input from Buck Consulting and the Compensation Committee's assessment of each NEO's expected future contributions.

        No stock options awards were granted to our NEOs in 2010. The Compensation Committee believes that full value awards such as restricted stock offer a stronger retention incentive than do stock options. In addition, restricted stock awards are less dilutive to our current stockholders and to the 2007 Equity Incentive Plan than are stock options, as fewer restricted stock awards are necessary to provide the same equity benefit compared to stock options.

        Other Benefits.    Other benefits are provided to the NEOs in order to achieve a competitive pay package. The Compensation Committee believes that those benefits, which are detailed in the Summary Compensation Table under the heading "All Other Compensation," are reasonable, competitive and consistent with our overall executive compensation program. Those benefits consist principally of employer-paid premiums on health insurance, relocation expenses, company vehicles and travel and other costs for NEOs in the process of relocating to the Niwot, Colorado area.

        John P. McCarvel Employment Agreement.    Effective March 1, 2010, John P. McCarvel was appointed as our President and Chief Executive Officer. Prior to his appointment as President and Chief Executive Officer, Mr. McCarvel served as our Executive Vice President and Chief Operating Officer. We entered into an employment agreement with Mr. McCarvel in February 2009. The employment agreement was intended to provide incentive for Mr. McCarvel to remain employed with us and such employment agreement expired in February 2011. Unlike Messrs Duerden and Hart where an employment agreement was necessary for inducement purposes, the Compensation Committee does not currently believe that an employment agreement with Mr. McCarvel is necessary. The Compensation Committee believes that as a long time employee of our company Mr. McCarvel will have sufficient incentive to stay with us due to his long-term equity awards and significant bonus potential. In addition, given the opportunity, the Compensation Committee would also generally prefer to negotiate a severance package, if any, based on the particular circumstances of an NEO's departure rather than pursuant to a prearranged severance arrangement in an employment agreement. Upon his appointment as our President and Chief Executive Officer, Mr. McCarvel's base pay was increased to $800,000, his target bonus was increased to 100% of his base pay, and he was reimbursed for reasonable costs related to his relocation from Singapore to the Niwot, Colorado area and awarded an additional amount of relocation expenses to facilitate his move and domestic reintegration after more than a decade abroad.

        John H. Duerden Employment and Separation Agreements.    John H. Duerden served as our President and Chief Executive Officer from March 18, 2009 to March 1, 2010. Concurrent with his appointment as our President and Chief Executive Officer, we entered into an employment agreement with Mr. Duerden on February 24, 2009. On March 31, 2010, we and Mr. Duerden entered into a separation agreement whereby we agreed to pay Mr. Duerden a cash severance payment and accelerate the vesting of certain equity awards in exchange for Mr. Duerden's compliance with noncompetition, nonsolicitation, confidentiality, invention assignment and certain other covenants. Both agreements are described in detail in "Employment Arrangements" below.

        Daniel P. Hart Employment Agreement.    In May 2009, we entered into an employment agreement with Daniel P. Hart concurrent with his appointment as an officer effective June 15, 2009. This agreement provides certain minimum compensation levels and severance upon certain termination events. The agreement was intended to incentivize Mr. Hart to join and remain with us.

        Russell C. Hammer Employment Agreement.    In January 2008, we entered into an employment agreement with Russell Hammer in connection with his appointment as our Chief Financial Officer. The agreement provides for certain minimum compensation amounts and severance upon our termination of Mr. Hammer's employment without cause. Mr. Hammer resigned as our Chief Financial Officer, Senior Vice President-Finance and Treasurer effective December 31, 2010. No severance amounts were triggered under the agreement by Mr. Hammer's departure

Deductibility of Executive Compensation

        Section 162(m) of the Code imposes a $1.0 million annual limit on the amount that a public company may deduct for compensation paid to the company's chief executive officer during a tax year or to any of the company's four other most highly compensated executive officers who are still employed at the end of the tax year. The limit does not apply to compensation that meets the requirements of the Code for "qualified performance-based" compensation (i.e., compensation paid only if the executive meets pre-established, objective goals based on performance criteria approved by the company's stockholders).

        The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code. In certain situations, the Compensation Committee may approve compensation that does not meet the requirements of the Code in order to ensure competitive levels of total compensation for our executive officers. Stock grants in 2010 were intended to constitute "qualified performance-based compensation" under Section 162(m). The annual performance bonuses paid in 2011 under our 2008 Cash Incentive Plan also met the requirements for consideration as "qualified performance-based compensation" under Section 162(m).

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed the Compensation Discussion and Analysis with our management. Based on such review and discussions with management, the Compensation Committee recommended to the Board that the foregoing Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Ray Croghan (Chairman)
W. Stephen Cannon

SUMMARY COMPENSATION TABLE

        The following summary compensation table indicates the cash and non-cash compensation during the fiscal years ended December 31, 2010, 2009 and 2008 of (i) the individuals who served as our Chief Executive Officer during 2010, (ii) our Chief Financial Officer, and (iii) our other executive officer who was serving as an executive officer at the end of 2010. The compensation described in this table does not include benefits that are generally available to all of our salaried employees.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
John P. McCarvel(4)	2010	$766,667	$—	$831,723	$—	$800,000	$233,451	$2,631,841
President and Chief	2009	595,833	240,000	—	—	—	42,211	878,044
Executive Officer	2008	500,000	—	136,800	2,284,672	—	14,230	2,935,702
Daniel P. Hart(5)	2010	475,000	—	296,298	—	339,150	32,046	1,142,494
Executive Vice	2009	259,119	208,220	598,500	403,680	—	130,565	1,600,084
President, Chief Legal and Administrative Officer
John H. Duerden(6)	2010	144,936	—	—	—	—	1,777,096	1,922,032
Former Chief	2009	670,191	338,836	548,000	237,440	—	434,535	2,229,002
Executive Officer and President
Russell C. Hammer(7)	2010	450,000	—	280,710	—	—	19,581	750,291
Former Chief	2009	450,000	135,000	—	—	—	80,739	665,739
Financial Officer,	2008	$413,221	$—	$614,880	$2,525,188	—	$66,386	$3,619,675
Senior Vice President—Finance and Treasurer

(1)
Amounts reflect the aggregate grant date fair value of grants made in each respective fiscal year. Assumptions used in the calculations of these amounts are included in Note 9 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(2)
Amounts reflect bonuses earned in 2010 which were paid in 2011.

(3)
All other compensation in 2010 represents the following:

•
Incremental healthcare premiums paid by us on behalf of the NEO. We cover 100% of the healthcare premiums for certain executives, a benefit that is not offered to other employees. In 2010, the annual value of this incremental benefit to each NEO was approximately $6,263.

•
For Mr. Duerden, approximately $1.8 million in cash severance payments.

  •
  For Mr. McCarvel, $222,788 in relocation and reintegration costs and for Mr. Hart, $25,593 in relocation and moving costs.

  •
  For Mr. Hammer, $13,318 in travel costs to and from his respective places of residence in Illinois and Colorado and certain living costs such as rent for a temporary place of residence near our headquarters.

(4)
Mr. McCarvel was appointed as our President and Chief Executive Officer effective March 1, 2010. During 2008 and 2009, he served as our Executive Vice President and Chief Operating Officer.

(5)
Mr. Hart was appointed as our Executive Vice President of Administration and Corporate Development in June 2009. Effective January 1, 2010, Mr. Hart was appointed as our Executive Vice President, Chief Legal and Administrative Officer.

(6)
On February 24, 2009, Mr. Duerden was appointed as our President and Chief Executive Officer effective March 16, 2009. Mr. Duerden retired as President and Chief Executive Officer effective March 1, 2010.

(7)
Mr. Hammer resigned as our Chief Financial Officer, Senior Vice President—Finance and Treasurer effective December 31, 2010.

GRANTS OF PLAN-BASED AWARDS TABLE

        The table below summarizes the plan-based awards granted during the year ended December 31, 2010 to each of the NEOs listed in the Summary Compensation Table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		All Other Stock Awards: Number of Shares of Stock or Units (#)(2)
					Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Target ($)	Maximum ($)
John P. McCarvel	6/15/10	$—	$—	70,485	$831,723
	3/29/2010	800,000	1,400,000	—	—
Daniel P. Hart	6/15/10	—	—	25,110	296,298
	3/29/2010	285,000	498,750
John H. Duerden	—	—	—	—	—
Russell C. Hammer(4)	6/15/10	—	—	23,789	$280,710
	3/29/2010	$270,000	$472,500	—	—

(1)
Awards represent possible payments under our 2008 Cash Incentive Plan. Payments are based on specified target levels of revenue, earnings per share, inventory turnover and net unrestricted cash targets, as described in "Compensation Discussion and Analysis" above. The target payments were based on achieving the target level of performance with ranges up to 175% of the NEO's bonus target. Actual amounts paid in 2011 related to 2010 performance are reflected in the "Summary Compensation Table" set forth above.

(2)
On June 15, 2010, the Compensation Committee approved grants of restricted stock awards to certain of our NEOs as part of a performance incentive plan. Half of such grants vest ratably on each of the first four anniversaries of the grant date. The remaining half vest on a cliff basis on the fourth anniversary of the grant date, provided that the executive is still employed by us on such date and certain corporate performance metrics are achieved.

(3)
Assumptions used in the calculations of grant date fair values are set forth in Note 9 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(4)
Mr. Hammer was no longer employed by us as of December 31, 2010. Consequently, no potential bonus amount was paid and all outstanding unvested stock awards were forfeited.

Employment Arrangements

        The following employment agreements with Messrs. McCarvel, Hart and Hammer were effective during 2010. We also entered into a separation agreement with Mr. Duerden in connection with his retirement in March 2010.

        John P. McCarvel.    In February 2009, we entered into an employment agreement with Mr. McCarvel, our current President and Chief Executive Officer and former Chief Operating Officer and Executive Vice President, ("Mr. McCarvel's Agreement"). Mr. McCarvel's Agreement expired pursuant to its terms in February 2011.

        Upon Mr. McCarvel's appointment as our President and Chief Executive Officer, Mr. McCarvel's base compensation was increased to $800,000, his target bonus was increased to 100% of base pay, and he was reimbursed for reasonable costs related to his relocation from Singapore to the Niwot, Colorado area.

        Daniel P. Hart.    In May 2009, we entered into an employment agreement with Mr. Hart ("Mr. Hart's Agreement"), our current Executive Vice President, Chief Legal and Administrative Officer. Mr. Hart's Agreement provides that Mr. Hart will receive an annual base pay of $475,000, subject to annual adjustments. Mr. Hart's base pay in 2010 remained at $475,000. The Board may reduce Mr. Hart's base pay only if such reduction is a uniformly applied reduction affecting all senior executives and is no greater than 10% of Mr. Hart's base pay. In any case, the Board may not reduce Mr. Hart's base pay by greater than $47,500 in total during his employment with us. Mr. Hart is also eligible for a bonus pursuant to our 2008 Cash Incentive Plan. Mr. Hart's bonus target was 60% of his base pay in 2010. He is also entitled to participate in all employee benefit plans and programs generally available to our executives, including our Senior Executive Plan. Any and all stock options granted to Mr. Hart during his employment shall remain exercisable for 10 years after the date of grant, including if Mr. Hart ceases to be employed by us for any reason other than termination for "cause," as defined in Mr. Hart's Agreement. In the event of a "Change of Control," all unvested stock options and unvested restricted stock then held by Mr. Hart, and which are scheduled to vest over the 24 months following such event, shall immediately vest upon the effective date of such Change in Control.

        Mr. Hart's Agreement also provides that if he is terminated by us involuntarily without cause (as defined in Mr. Hart's Agreement), or if he resigns for good reason (as defined in Mr. Hart's Agreement), he will receive: (a) a lump sum payment equal to one year of his base pay as of the termination date; (b) a lump sum payment equal to 80% of his base pay in effect as of the termination date, pro-rated to equal the proportion of the year that he was employed by us; (c) a lump sum payment equal to 80% of his base pay as of the termination date, and (d) immediate vesting of any unvested stock options or unvested restricted stock then held by him that would have been vested had he remained employed for 24 months after the termination date.

        Mr. Hart's Agreement requires him to maintain confidential information regarding us and to assign certain inventions and intellectual property to us. During his employment with us and for twelve months after the termination of his employment with us, Mr. Hart will be restricted from participating in certain competitive businesses and from soliciting our employees and customers.

        Russell C. Hammer.    In January 2008, we entered into an employment agreement with Mr. Hammer, our former Chief Financial Officer, Senior Vice President—Finance, and Treasurer ("Mr. Hammer's Agreement"). Mr. Hammer's Agreement provided that he receive a base pay of $31,250 per month, subject to annual adjustments. Mr. Hammer's base pay in 2010 was $37,500 per month ($450,000 per year). He was also eligible to receive bonuses pursuant to our 2008 Cash Incentive Plan based on performance criteria established by the Compensation Committee. Mr. Hammer's bonus target was 60% of his base pay in 2010.

        Effective December 31, 2010, Mr. Hammer resigned as Chief Financial Officer, Senior Vice President—Finance and Treasurer. He is restricted from participating in certain competitive businesses for a period of six months from the date of his resignation. He is also restricted from soliciting our employees and customers for a period of twelve months from the date of his resignation.

        John Duerden.    On February 24, 2009, John Duerden was appointed as our President and Chief Executive Officer effective March 16, 2009. Upon his initial appointment in February, we entered into an employment agreement with Mr. Duerden ("Mr. Duerden's Agreement"). Mr. Duerden's Agreement provided that Mr. Duerden would receive an annual base pay of $850,000, subject to annual adjustments. Mr. Duerden's bonus target was 100% of his base pay, with a possible payout of up to 200% of his annual base pay pursuant to our 2008 Cash Incentive Plan.

        On March 31, 2010, we entered into a separation agreement (the "Separation Agreement") with Mr. Duerden. The Separation Agreement provided that we (i) pay Mr. Duerden lump sum payments totaling approximately $1.8 million on our first regular payroll date after September 1, 2010; (ii) accelerate the vesting of 100,000 unvested options to purchase our common stock and 100,000 unvested restricted shares of our common stock previously granted to Mr. Duerden, which would have vested if Mr. Duerden had remained employed by us for one year following his retirement date; and (iii) pay the employer portion of Mr. Duerden's health insurance until the earlier of February 28, 2011 or until Mr. Duerden is no longer eligible for COBRA continuation. Mr. Duerden was permitted to exercise any of such vested options within three months after March 1, 2010.

        The payments pursuant to the Separation Agreement are conditioned upon Mr. Duerden's compliance with the noncompetition, nonsolicitation, confidentiality, invention assignment and certain other covenants in Mr. Duerden's Agreement. Mr. Duerden also agreed to release us from all claims relating to Mr. Duerden's service to us through the date of the Separation Agreement.

Salary and Bonus in Proportion to Total Compensation

        As noted in "Compensation Discussion and Analysis" above, we believe that a substantial portion of each NEO's compensation should be in the form of performance-based bonuses and equity awards. Base pay of the NEOs is set at levels that the Compensation Committee believes are competitive with our Peers, with the expectation that shortfalls in base pay, if any, will be recouped through performance bonuses. The Compensation Committee believes that our current program substantially aligns the compensation of our NEOs with the compensation of executive officers of our Peers, while also permitting the Compensation Committee to provide incentives to the NEOs to pursue performance that increases stockholder value. Please see "Compensation Discussion and Analysis" for a description of the objectives of our compensation program and overall compensation philosophy.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

        The following table sets forth outstanding options and stock awards of our NEOs as of December 31, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
John P. McCarvel	11,933	68,521	(2)	$1.14	11/17/2018	110,485	(3)	$1,891,503
	120,086	—		10.50	2/7/2016	—		—
Daniel P. Hart	—	125,000	(5)	3.99	6/15/2019	125,110	(6)	2,141,883
Russell C. Hammer(4)	1,778	—		1.14	11/17/2018	—		—
	4,169	—		10.03	6/2/2018	—		—
John H. Duerden	—	—		$—	—	—		$—

(1)
Based on a price of $17.12 per share, which was the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2010.

(2)
Represents the unvested portion of stock options to purchase 143,000 shares of common stock, which were granted on November 17, 2008. This stock option award has a four year vesting period with 25% vesting on the first anniversary of the grant date and the remaining options vesting in 36 equal monthly installments thereafter, based on continued employment.

(3)
Represents the unvested portion of two restricted stock grants: one for 120,000 shares granted on November 17, 2008 which vest annually in equal installments on the next three grant date anniversaries, based on continued employment; and one for 70,485 shares awarded on June 15, 2010 of which 35,243 shares vest ratably on each of the first four anniversaries of the grant date based on continued employment and the remaining 35,242 shares vest on a cliff basis on the fourth anniversary of the grant date, provided that the executive is still employed by us on such date and certain corporate performance metrics are achieved.

(4)
Mr. Hammer's unvested stock awards were forfeited upon his resignation, effective December 31, 2010.

(5)
Represents the unvested portion of a stock option to purchase 200,000 shares of common stock, which was granted on June 15, 2009. This stock option vests over four years with 25% vesting on the first anniversary of the grant date and the remaining options vesting in 36 equal monthly installments thereafter, based on continued employment.

(6)
Represents the unvested portion of two restricted stock grants: one for 150,000 shares granted on June 15, 2009 which vest annually in equal installments on the next three grant date anniversaries, based on continued employment; and 25,110 shares awarded on June 15, 2010 of which half vest ratably on each of the first four anniversaries of the grant date based on continued employment and the remaining half vest on a cliff basis on the fourth anniversary of the grant date, provided that the executive is still employed by us on such date and certain corporate performance metrics are achieved.

OPTION EXERCISES AND STOCK VESTED

        The table below sets forth options exercised and stock awards vested for our NEOs during the year ended December 31, 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John P. McCarvel	62,546	$791,244	40,000	$636,400
Daniel P. Hart	75,000	704,890	50,000	590,000
John H. Duerden(1)	200,000	1,572,386	200,000	1,635,083
Russell C. Hammer	100,824	$579,198	39,000	$527,821

(1)
Includes 100,000 shares of restricted stock and 100,000 stock options subject to accelerated vesting pursuant to Mr. Duerden's separation agreement.

NONQUALIFIED DEFERRED COMPENSATION

        Under our Senior Executive Plan, participants have the option to defer any bonus amount exceeding 200% of the participant's target bonus. The deferred amount will vest ratably on a quarterly basis over a three-year period, with a pro rata amount vesting on each calendar quarter. Any unvested balance will vest immediately upon the death or disability of the participant or upon a Change in Control, as defined in the plan. None of the NEOs deferred any compensation in 2010. The table below summarizes the 2010 accrued earnings and balances at December 31, 2010 under our Senior Executive Plan for each of the NEOs listed in the Summary Compensation Table.

Name	Executive Contributions in Last Fiscal Year $	Crocs, Inc. Contributions in Last Fiscal Year $	Aggregate Earnings in Last Fiscal Year(1) $	Aggregate Withdrawals/ Distributions $	Aggregate Balance at Last Fiscal Year End $
John P. McCarvel	$—	$—	$57,020	$—	$708,767
Daniel P. Hart	—	—	—	—	—
John H. Duerden	—	—	—	—	—
Russell C. Hammer	—	—	—	—	—

(1)
Each participant in the Senior Executive Plan may choose, at his or her discretion, a portfolio of investments in which their contributions may be hypothetically invested. We are not obligated to invest the participant's contributions into these accounts; however, upon the participant's withdrawal, we are obligated to pay the amount, inclusive of earnings, interest, and capital gains, that the participant's contributions would have earned had we actually invested the money as the participant directed. The aggregate earnings on each individual's contribution varies widely depending on the portfolio of investments the participant chooses. We received investment direction from Mr. McCarvel and the aggregate earnings from those hypothetical investments are reflected in the table above.

POTENTIAL PAYMENTS ON TERMINATIONS OR CHANGE IN CONTROL

        Certain of our NEOs have employment agreements with us that provide for guaranteed payments upon a change in control or involuntary termination for other than "cause" (as described in each respective NEO's employment agreement). A summary of the potential payments that each of our NEOs would have received upon involuntary termination for other than "cause" or upon a change in control, assuming that each triggering event occurred on December 31, 2010 and the actual payments made upon the retirement of Mr. Duerden and the resignation of Mr. Hammer, follows:

	Involuntary Termination for Other Than Cause					Change in Control
	Severance	Bonus	Stock Options and Awards Unvested and Accelerated		Total	Stock Options and Awards Unvested and Accelerated
John P. McCarvel	$86,154	$640,000	$47,620	(1)	$773,774	$—
Daniel P. Hart(2)	855,000	380,000	3,132,472	(1)	4,367,472	3,132,472	(1)
John H. Duerden(3)	1,770,833	—	1,646,146		3,416,979	—
Russell C. Hammer(4)	$—	$—	$—		$—	$—

(1)
The calculation of the amount shown herein is based on the number of unvested shares at December 31, 2010 multiplied by the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2010, less the exercise price for such stock options. Where the aggregate exercise price of the option was more than the market value of the underlying stock, those amounts have been excluded from the calculation of the net benefit shown above.

(2)
Pursuant to Mr. Hart's Agreement, the payments due to Mr. Hart upon an involuntary termination for other than cause would also be due upon Mr. Hart's resignation for "good reason" (as defined in Mr. Hart's Agreement).

(3)
Mr. Duerden retired from his position as President and Chief Executive Officer effective March 1, 2010. The amounts indicated in the table reflect actual payments made to Mr. Duerden pursuant to his Separation Agreement.

(4)
Mr. Hammer resigned as our Chief Financial Officer, Senior Vice President—Finance and Treasurer effective December 31, 2010. He received no payments in connection with his resignation.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 with our management and Deloitte & Touche LLP, our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the financial statements, accounting and financial reporting principles and internal control over financial reporting. Deloitte & Touche LLP is responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and for expressing opinions on the conformity of the financial statements with accounting principles generally accepted in the United States.

        The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 114, Communication With Those Charged With Governance, and PCAOB AU Section 380, Communications with Audit Committees, and has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence. The Audit Committee has also discussed with Deloitte & Touche LLP their independence.

        Based on its reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

The Audit Committee:

Thomas J. Smach (Chairman)
Peter A. Jacobi
Ronald L. Frasch

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The following table sets forth the aggregate fees for professional services provided during 2010 and 2009 by Deloitte & Touche LLP, our independent registered public accounting firm and its affiliates. The Audit Committee is required to pre-approve all non-audit services provided by Deloitte & Touche LLP. All of the fees paid to Deloitte & Touche LLP and disclosed in the following table were pre-approved by the Audit Committee.

	2010	2009
Audit fees(1)	$1,654,000	$1,648,901
Audit-related fees	—	—
Tax fees(2)	280,502	518,413
All other fees	—	—

Total fees	$1,934,502	$2,167,314

(1)
Audit fees relate to professional services rendered in connection with the audit of our annual financial statements and internal controls over financial reporting, both of which are included in our Annual Report on Form 10-K and services attendant to, or required by, statute or regulation, such as: (i) comfort letters, consents and other audit services related to SEC and other regulatory filings; (ii) accounting consultation related to the audit; and (iii) statutory audit requirements in foreign countries.

(2)
Tax fees include professional services rendered in connection with tax compliance, tax advice, tax consulting and tax planning.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2011. Deloitte & Touche LLP has served as our independent public accounting firm since 2005. We are not required to submit this appointment to the stockholders for approval, but the Board believes it is desirable as a matter of policy. We expect that a representative of Deloitte & Touche LLP will attend the Annual Meeting and will have the opportunity to make any statements if he or she so desires and to respond to appropriate stockholder questions.

        If the stockholders do not ratify this appointment, the Audit Committee will investigate the reasons for the rejection and consider other independent registered public accounting firms. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm.

        THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011.

 PROPOSAL 3—APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2007 EQUITY INCENTIVE PLAN

        The Board has adopted, and is submitting to stockholders for approval, an Amended and Restated 2007 Equity Incentive Plan (the "Plan").

Background and Reasons for Amending and Restating the Plan

        The Board and the Compensation Committee believe that to enhance long-term stockholder value we need to maintain competitive employee compensation, incentive and retention programs. An equity stake in our success is a vital component of these programs. The proposed increase in the number of authorized shares under the Plan is intended to ensure that we have sufficient shares available to attract and retain employees and to further our growth and development. For a discussion of awards under the Plan as components of our executive compensation program, please refer to the "Compensation Discussion and Analysis" section above.

        In addition, to address potential stockholder concerns regarding the number of equity awards we intend to grant in a given year, the Board determined it will take appropriate steps over the next three years (commencing with 2011) to control the granting of shares subject to equity awards under the Plan at an average rate not greater than 3.26% of the number of shares of our common stock that we believe will be outstanding over such three year period. The 3.26% equity burn rate is a guideline established by Institutional Shareholder Services, or ISS, for the Consumer Durables and Apparel sector for 2011. For purposes of calculating the number of shares granted in a year, any full-value awards will count as equivalent to 1.5 shares, as discussed below.

Highlights of the Proposed Plan

        We are asking stockholders to approve the proposed Plan to:

  •
  Increase the number of shares available for issuance pursuant to awards under the Plan.  The Plan was initially approved by stockholders at the 2007 annual meeting of stockholders. As originally approved by stockholders, the Plan authorized the issuance of up to 9,000,000 shares of common stock pursuant to awards, adjusted for the 2-for-1 stock split that occurred on June 14, 2007, which was effected as a 100% common stock dividend on that date. The proposed Plan authorizes the issuance of up to an additional 6,300,000 shares. As of March 31, 2011, and excluding the requested share increase, there were approximately 1,573,635 shares remaining available for future grants of awards under the Plan. By increasing the number of shares authorized under the Plan, we believe we will have the flexibility to continue to provide equity incentives in amounts determined appropriate by the Compensation Committee over the next three to four years. If stockholders approve the Plan, as proposed, including the request for 6,300,000 additional shares, the total number of shares available for grant under the Plan, plus the number of shares subject to outstanding options under the Plan as of March 31, 2011, would be approximately 10,842,194 shares. As of March 31, 2011, the total number of shares of common stock outstanding was approximately 88,410,942.

    Under the proposed Plan, shares granted as awards other than options or stock appreciation rights (restricted stock, restricted stock units and performance units, also known as "full value awards") will be counted against the overall Plan limit as 1.5 shares for every one share subject to such award, and shares granted under options or stock appreciation rights will be counted against the overall Plan limit on a one-for-one basis. This method of share counting replaces the current Plan provision limiting the aggregate number of shares that may be the subject of awards other than stock options and stock appreciation rights to 3,000,000 shares.

    As of March 31, 2011 there are approximately 4,800,000 options outstanding with a weighted average exercise price of $9.48 and a weighted average remaining term of 6.49 years. Outstanding options include 1,800,000 shares from our 2005 Equity Incentive Plan, but no additional grants can be made from that plan. The Plan is the only equity plan under which options and awards can be granted. All restricted stock awards and restricted stock units currently outstanding (approximately 1,000,000 shares) have been granted under the Plan.

  •
  Extend the term of the Plan.  As approved by stockholders in 2007, the Plan has a termination date of July 9, 2017. The proposed Plan would extend the term of the Plan to June 28, 2021.

  •
  Re-approve the material terms of performance goals for performance-based awards.  In connection with approval of the Plan as proposed, our Board also is asking stockholders to re-approve the material terms of the performance goals for performance-based awards set forth in the Plan. This re-approval will provide us with the continued flexibility to grant awards under the Plan that qualify as "performance-based" compensation under Code Section 162(m). Code Section 162(m) generally provides that we are prohibited from deducting compensation paid to our principal executive officer and our three other most highly compensated executive officers (other than our principal financial officer) in excess of $1.0 million per person in any year. Compensation that qualifies as "performance-based" is excluded for purposes of calculating the amount of compensation subject to the $1.0 million limit. In general, one of the requirements that must be satisfied to qualify as "performance-based" compensation is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and approved by a majority vote of our stockholders, generally at least once every five years. For purposes of Code Section 162(m), the material terms of the performance goals generally include (a) the individuals eligible to receive compensation upon achievement of performance goals, (b) a description of the business criteria on which the performance goals may be based and (c) the maximum amount that can be paid to an individual upon attainment of the performance goals. By approving the Plan as proposed, stockholders also will be re-approving the material terms of the performance goals under the Plan.

Highlights of Certain Current Provisions

        The Plan continues to provide the following terms:

  •
  all stock options must be issued at fair market value; as a result, the Plan prohibits discounted awards;

  •
  repricing of stock options and stock appreciation rights is prohibited without stockholder approval;

  •
  awards that are not subject to the satisfaction of performance measures, such as restricted stock awards and stock options, must have a minimum vesting period of three years, except in limited circumstances;

  •
  awards that are subject to the satisfaction of performance measures, such as performance units, must have a performance period of at least one year;

  •
  awards will generally terminate immediately if a Participant's employment is terminated for cause;

  •
  shares tendered to us or retained by us in settlement of an award may not become available again for issuance under the Plan because we have prohibited liberal share counting provisions; and

  •
  the Compensation Committee administers the Plan.

Summary of the Plan

        The Plan as proposed will be effective when approved by our stockholders at the Annual Meeting. A copy of the Plan is attached to this proxy statement as Appendix A, and this discussion is qualified in its entirety by reference to the full text of the Plan.

Purpose of the Plan

        The purpose of the Plan is to promote our interests by aligning the interests of Participants in the Plan with those of our stockholders; to provide Participants with incentive to put forth maximum efforts for our continued growth and success; and to assist us in attracting, motivating and retaining the best available individuals.

Administration

        The Plan will be administered by the Compensation Committee, which is composed of independent directors who are also "non-employee" directors for purposes of Section 16 of the Exchange Act and "outside directors" for purposes of Section 162(m) of the Code. The Compensation Committee has the authority to establish, amend and waive rules relating to the Plan and to determine the identity of Participants, the timing and amount of any awards and other terms and conditions of awards. The Compensation Committee may delegate to one or more of our officers the authority to grant awards under the Plan within specifically prescribed limits to employees who are not executive officers or directors.

Eligibility

        All of our employees and those of our affiliates are eligible to receive awards under the Plan. As of December 31, 2010, we had approximately 4,000 employees. Awards other than incentive stock options (see "Types of Awards" below) also may be awarded by the Compensation Committee to individuals who are not employees but who provide services to us or our affiliates in the capacity of a non-employee director or an independent contractor.

Number of Shares Available for Issuance under the Plan

        The total number of shares of our common stock available for distribution under the Plan is 15.3 million, subject to adjustment for future stock splits, stock dividends and similar changes in the our capitalization. Any shares of our common stock subject to an award under the Plan that is forfeited or expires or terminates unexercised or unearned, that is settled in cash or other property, or otherwise does not result in the issuance of shares of common stock, may again be used for an award under the Plan; provided that the gross number of shares with respect to which a stock appreciation right has been exercised may not again be awarded under the Plan if such exercise is settled in shares.

        Any shares granted under options or stock appreciation rights will be counted against the overall Plan limit on a one-for-one basis and any shares granted as awards other than options or stock appreciation rights (restricted stock, restricted stock units and performance units) will be counted against this limit as 1.5 shares for every one share subject to such award. The closing sale price of a share of our common stock on the NASDAQ Global Select Market on April 29, 2011 was $20.11 per share.

        Subject to adjustment for future stock splits, stock dividends and similar changes in the our capitalization, no Participant may receive awards of stock options, stock appreciation rights, restricted stock or restricted stock units relating to more than 1.0 million shares in any calendar year under the Plan.

Types of Awards

        The types of awards that may be granted under the Plan include incentive and non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and other stock-based awards. Subject to certain restrictions applicable to incentive stock options, awards will be exercisable by the recipients at such times as are determined by the Compensation Committee, but in no event may the term of an award be longer than ten years after the date of grant.

        In addition to the general characteristics of all of the awards described in this proxy statement, the basic characteristics of awards that may be granted under the Plan are as follows:

        Incentive and Non-Qualified Stock Options.    Both incentive and non-qualified stock options may be granted to recipients at such exercise prices as the Compensation Committee may determine but not less than 100% of the fair market value of a share of our common stock as of the date the option is granted. We determine fair market value of our common stock based on the closing price of our common stock on the NASDAQ Global Select Market on the date of grant; however, if no sale of our stock occurs on that date, we will use the closing price on the next preceding date on which a sale of our stock occurred. Stock options may be granted and exercised at such times as the Compensation Committee may determine, except that the aggregate fair market value of the shares of our common stock with respect to which incentive stock options may first become exercisable in any calendar year for any employee may not exceed $100,000 under the Plan and any other plan we have in effect. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns more than 10% of the combined voting power of all classes of our stock.

        The purchase price payable upon exercise of options may be paid in cash, or, if the Compensation Committee permits, by reducing the number of shares delivered to the Participant or by delivering stock already owned by the Participant (where the fair market value of the shares withheld or delivered on the date of exercise is equal to the option price of the stock being purchased), or in a combination of cash and such stock, unless otherwise provided in the related agreement. The Participants may also simultaneously exercise options and sell the stock purchased upon such exercise pursuant to brokerage or similar relationships and use the sale proceeds to pay the purchase price.

        Stock Appreciation Rights.    The value of a stock appreciation right granted to a recipient is determined by the appreciation in our common stock, subject to any limitations upon the amount or percentage of total appreciation that the Compensation Committee may determine at the time the right is granted. The recipient receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the stock appreciation right is exercised, exceeds a base price specified by the Compensation Committee at the time the right is granted. The base price specified by the Compensation Committee must be at least 100% of the fair market value (determined as described above) of the specified number of shares of our common stock to which the right relates determined as of the date the stock appreciation right is granted. A stock appreciation right may be granted in connection with a previously or contemporaneously granted option, or independent of any option.

        Performance Units.    Performance units entitle the recipient to payment in amounts determined by the Compensation Committee based upon the achievement of specified performance measures during a specified term. With respect to recipients who are "covered employees" under Section 162(m) of the Code, the performance measures are set by the Compensation Committee at the start of each performance period and are based on one or a combination of two or more of the following performance criteria: net sales; net earnings; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (basic or diluted); profitability as measured by return ratios (including return on assets, return on equity, return on investment and return on net sales) or by the degree to which any of the foregoing earnings measures exceed a percentage of net sales; cash flow; market share; margins (including one or more of gross, operating and net earnings margins); stock price; total stockholder return; asset quality; non-performing assets; revenue growth; operating income; pre- or after-tax income; cash flow per share; operating assets; improvement in or attainment of expense levels or cost savings; economic value added; and improvement in or attainment of working capital levels.

        Any performance measure utilized may be expressed in absolute amounts, on a per share basis, as a change from preceding performance periods, as a percentage of other criteria, or as a comparison to the performance of specified companies or other external measures, and may relate to corporate, group, unit, division, affiliate or individual performance. No Participant may receive awards of performance units relating to more than 1,000,000 shares in any year under the Plan.

        Payments with respect to stock appreciation rights and performance units may be paid, as determined by the Compensation Committee, in cash, shares of our common stock, or a combination of cash and shares.

        Restricted Stock, Restricted Stock Units and Other Stock-Based Awards.    Our common stock granted to recipients may contain such restrictions as the Compensation Committee may determine, including provisions requiring forfeiture and imposing restrictions upon stock transfer. Awards of restricted stock may, in the discretion of the Compensation Committee, provide the Participant with dividends and voting rights prior to vesting. Restricted stock unit awards entitle the recipient to receive a number of shares of our common stock equal to the number of units awarded (or the fair market value of such shares in cash) following the lapse of any forfeiture conditions and the satisfaction of any performance measures that may be imposed by the Compensation Committee. The Compensation Committee may also from time to time grant awards of unrestricted stock or other stock-based awards such as awards denominated in stock units, securities convertible into stock, and phantom securities.

        No Grants of Reload Options.    The Plan prohibits the issuance of "reload" options, which involve the automatic grant of a new option when the payment of the exercise price of the original option, or the payment of tax withholdings, is made through the delivery to us of shares held by the option holder.

        Acceleration of Awards, Lapse of Restrictions.    Consistent with the terms of the Plan, the Compensation Committee may accelerate vesting requirements, performance periods, and the expiration of the applicable term or restrictions, and adjust performance targets and payments, upon such terms and conditions as are set forth in the Participant's award agreement, or otherwise in the Compensation Committee's discretion, which may include, without limitation, acceleration resulting from a "change of control" or a "fundamental change" (as those terms are defined in the Plan), or the Participant's death, disability, or retirement.

        Duration, Adjustments, Modifications, Terminations.    The Plan provides that all awards are subject to agreements containing the terms and conditions of the awards. Such agreements will be entered into by the recipients of the awards and us on or after the time the awards are granted and are subject to amendment, including unilateral amendment by the Compensation Committee, unless any such amendment is determined by the Compensation Committee to be materially adverse to the Participant and not required as a matter of law. No amendment shall reduce the exercise price of, or "reprice," any outstanding award, without stockholder approval.

        The Plan will remain in effect until the tenth anniversary of its effectiveness, which will occur upon stockholder approval of the proposed Plan, or such earlier date on which the Plan is terminated. The Plan also gives the Board the right to amend, modify, terminate or suspend the Plan, except that amendments to the Plan are subject to stockholder approval if needed to comply with the NASDAQ rules.

        In the event of any "equity restructuring" within the meaning of FASB ASC Topic 718, such as a stock dividend or a stock split, the Plan requires the Compensation Committee to adjust the number and type of shares available for awards or subject to outstanding awards, and the exercise or strike price of such awards. In the event of any other change in corporate capitalization, which may include a merger or consolidation, the Compensation Committee has the discretion to make such equitable adjustments similar to those described above as it deems appropriate to prevent enlargement or diminution of Participants' rights. Adjustments in performance targets and payments on performance units are also permitted upon the occurrence of such events as may be specified in the related agreements, which may include a "change of control." Under the Plan, the Compensation Committee may cancel outstanding options and stock appreciation rights generally in exchange for cash payments to the recipients in the event of a "fundamental change" (defined as certain dissolutions, liquidations, mergers, consolidations or other similar events involving us).

U. S. Federal Income Tax Considerations

        The following is a brief summary of the U.S. federal income tax consequences of the Plan generally applicable to us and to Participants in the Plan who are subject to U.S. federal taxes. The summary is based on the U.S. Internal Revenue Code of 1986, as amended, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

        Nonqualified Stock Options.    A Participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of the common stock on the date of grant and no additional deferral feature. When a nonqualified stock option is exercised, a Participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a Participant sells the shares, the Participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the Participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

        Incentive Stock Options.    A Participant generally will not recognize taxable income upon the grant of an incentive stock option. If a Participant exercises an incentive stock option during employment as an employee or within three months after his or her employment ends (12 months in the case of permanent and total disability), the Participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the Participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a Participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the Participant exercised the option and (b) two years from the grant date of the option, the Participant generally will recognize long-term capital gain or loss equal to the difference between the amount the Participant received in the disposition and the option exercise price. If a Participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a "disqualifying disposition," and the Participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the

Participant's gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

        With respect to both nonqualified stock options and incentive stock options, special rules apply if a Participant uses shares of common stock already held by the Participant to pay the exercise price.

        Stock Appreciation Rights.    A Participant generally will not recognize taxable income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of the common stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a Participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

        Unrestricted Stock Awards.    Upon receipt of an unrestricted stock award, a Participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the Participant with respect to the shares.

        Restricted Stock Awards, Stock Units, Performance Shares and Performance Units.    A Participant generally will not have taxable income upon the grant of restricted stock, stock units, performance shares or performance units. Instead, the Participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a Participant may instead elect to be taxed at the time of grant.

        Tax Consequences to Us.    In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a Participant recognizes ordinary income, subject to certain limitations imposed under the Code.

        Code Section 409A.    We intend that awards granted under the Plan comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

        Tax Withholding.    We are authorized to deduct or withhold from any award granted or payment due under the Plan, or require a Participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the Plan until all tax withholding obligations are satisfied.

Plan Benefits

        All awards to employees, officers and consultants under the Plan are made at the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated to such individuals under the Plan are not determinable at this time. However, please refer to the description of grants made to our named executive officers in the last fiscal year described in the "2010 Grants of Plan-Based Awards" table above. Grants made to our non-employee directors in the last fiscal year are described under "Director Compensation" above.

        The approval of the Plan requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

        THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2007 EQUITY INCENTIVE PLAN

 PROPOSAL 4—ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, gives stockholders an opportunity to cast an advisory vote on compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a "Say on Pay" proposal, gives stockholders the opportunity to approve or reject our executive pay program through the following resolution:

  "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and any other related disclosure in this proxy statement."

        As discussed in the "Compensation Discussion and Analysis," the primary objective of our executive compensation program is to create long-term value for our stockholders by attracting and retaining talented executives, rewarding superior operating and financial performance and aligning the long-term interests of our executives with those of our stockholders. We believe our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves fully to value creation for our stockholders. Please see "Compensation Discussion and Analysis" section above for an explanation of our executive compensation.

        This "Say on Pay" proposal allows our stockholders to express their view regarding the decisions of the Compensation Committee on the 2010 compensation of our named executive officers. Your advisory vote will serve as a tool to guide the Board and the Compensation Committee in continuing to improve the alignment of our executive compensation programs with the objective of creating long-term value for our stockholders.

        THE BOARD RECOMMENDS A VOTE "FOR" THE COMPENSATION OF OUR NAMED EXECUTIVES.

 PROPOSAL 5—ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER VOTES ON THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        Stockholders have an opportunity to cast an advisory vote on how frequently we should seek an advisory vote on the compensation of our named executive officers. Stockholders may indicate whether they would prefer an advisory vote on executive compensation once every one, two or three years or they may abstain from voting.

        Our executive compensation program is designed to create long-term value for our stockholders, and a triennial vote will allow stockholders to better judge our executive compensation program in relation to our long-term performance. As described in the "Compensation Discussion and Analysis" section above, equity awards are a significant component of our executive compensation program. We grant equity awards with multi-year performance and service periods to encourage our executive officers to focus on long-term performance. A triennial vote would allow our executive compensation programs to be evaluated over a similar time frame and in relation to our long-term performance.

        We also believe that a vote every three years is an appropriate frequency to provide sufficient time to thoughtfully consider stockholders' input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to implement any decisions related to such changes. In addition, many large stockholders rely on proxy advisory firms for vote recommendations. We believe holding a triennial vote will help proxy advisory firms provide more detailed and thorough analyses and recommendations.

        The voting frequency option that receives the highest number of votes cast by stockholders will be deemed the frequency for the advisory vote on executive compensation that has been selected by stockholders. Although the vote is non-binding, the Board will commit to the outcome of the vote when making future decisions about the frequency of votes on the compensation of our named executive officers.

        THE BOARD RECOMMENDS A VOTE "FOR" A FREQUENCY PERIOD OF EVERY THREE YEARS FOR FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION.

 OTHER MATTERS

        We do not intend to bring before the Annual Meeting any matters other than the proposals specifically described above, and we know of no matters other than those to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of our management on such matters, including any matters dealing with the conduct of the Annual Meeting.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2012 ANNUAL MEETING

        Any proposal of a stockholder intended to be included in our proxy statement for the 2012 annual meeting of stockholders pursuant to SEC Rule 14a-8, must be received by us no later than December 31, 2011, unless the date of our 2012 Annual Meeting is more than 30 days before or after June 28, 2012, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be addressed to the Corporate Secretary, Crocs, Inc., 6328 Monarch Park Place, Niwot, Colorado 80503.

        In order for a stockholder to nominate a candidate for director for election or to bring other business before the 2012 annual meeting, we must receive timely notice of the nomination or business in writing by the close of business not later than March 30, 2012 nor earlier than February 29, 2012. However, in the event that the 2012 annual meeting is called for a date that is not within 30 days before or 60 days after June 28, 2012, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of the 2012 annual meeting is made.

APPENDIX A

CROCS, INC.
2007 EQUITY INCENTIVE PLAN

(As Amended and Restated)

        1.    Purpose.    The purpose of the Crocs, Inc. 2007 Equity Incentive Plan (the "Plan") is to promote the interests of the Company and its stockholders by aligning the interests of employees and others who are selected to be Participants with those of the Company's stockholders, providing Participants with a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates, and assisting the Company in attracting, motivating and retaining the best available individuals for service to the Company.

        2.    Definitions.    The capitalized terms used in the Plan have the meanings set forth below.

          (a)   "Acquired Entity" means any entity acquired by the Company or an Affiliate or with which the Company or an Affiliate merges or combines.

          (b)   "Affiliate" means any entity that is directly or indirectly controlled by, in control of or under common control with the Company. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, the term "Affiliate" shall mean any corporation that is a "subsidiary corporation" of the Company, as that term is defined in Code Sections 424(e) and (f), or any successor provisions.

          (c)   "Agreement" means any written or electronic agreement, instrument or document evidencing the grant of an Award in such form as has been approved by the Committee, including all amendments thereto.

          (d)   "Award" means a grant made under the Plan in the form of Restricted Stock, Restricted Stock Units, Options, Stock Appreciation Rights, Performance Units, Stock or any other stock-based award.

          (e)   "Board" means the Board of Directors of the Company.

          (f)    "Cause" means (i) the Participant's material breach of any confidentiality, non-disclosure, non-solicitation, non-competition, invention assignment or similar agreement with the Company or any Affiliate; (ii) an act or acts of dishonesty undertaken by the Participant resulting in gain or personal enrichment of the Participant at the expense of the Company; (iii) persistent failure by the Participant to perform the duties of the Participant's employment, which failure is demonstrably deliberate on the part of the Participant and constitutes gross neglect of duties by the Participant; (iv) any failure by the Participant to materially conform to the Company's Code of Business Conduct and Ethics; or (v) the indictment or conviction of the Participant for a felony if the act or acts constituting the felony are substantially detrimental to the Company or its reputation.

          (g)   "Change of Control" means one of the following:

            (1)   a majority of the directors of the Company shall be persons other than persons

                (i)  for whose election proxies shall have been solicited by the Board, or

               (ii)  who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly created directorships;

            (2)   35% or more of (1) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors ("Outstanding

    Company Voting Securities") or (2) the then outstanding Shares of Stock ("Outstanding Company Common Stock") is acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act, or any successor rule thereto) by any individual, entity or group (within the meaning of Section 13d(3) or 14(d)(2) of the Exchange Act), provided, however, that the following acquisitions and beneficial ownership shall not constitute Changes of Control pursuant to this Section 2(f)(2):

                (i)  any acquisition or beneficial ownership by the Company or a subsidiary of the Company, or

               (ii)  any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries, or

              (iii)  any acquisition or beneficial ownership by a parent entity of the Company (after giving effect to the merger) or its wholly-owned subsidiaries, as long as they shall remain wholly-owned subsidiaries, directly or indirectly of 100% of the Outstanding Company Voting Securities as a result of a merger or that complies with Section 2(f)(3)(i)(A), (B) and (C) or the exception in Section 2(f)(3)(ii) in all respects;

            (3)   the Company consummates

                (i)  a merger of the Company with or into another entity, other than a merger in which:

                (A)  the persons who were the beneficial owners, respectively, of the Outstanding Company Voting Securities and Outstanding Company Common Stock immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, more than 50% of, respectively, the then outstanding common stock and the then outstanding voting power of the voting securities (or comparable equity interests) of the surviving entity in the merger or its direct or indirect parent entity in substantially the same proportions (except for those exercising statutory dissenters' rights) as their ownership of the Outstanding Company Voting Securities and Outstanding Company Common Stock immediately prior to the merger,

                (B)  if voting securities of the direct or indirect parent entity of the Company (after giving effect to the merger) are exchanged for Outstanding Company Voting Securities in the merger, all holders of any class or series of Outstanding Company Voting Securities immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their Outstanding Company Voting Securities as all other holders of such class or series (except for those exercising statutory dissenters' rights), and

                (C)  no individual, entity or group (other than a direct or indirect, parent entity that, after giving effect to the merger, directly or indirectly through one or more wholly owned subsidiaries, beneficially owns 100% of the outstanding voting securities of the entity resulting from the merger) beneficially owns, directly or indirectly, immediately after the merger, 35% or more of the voting power of the outstanding voting securities or the outstanding common stock of the entity (or comparable equity interests) resulting from the merger, or

               (ii)  a sale or other disposition of all or substantially all of the assets of the Company (in one transaction or a series of transactions); or

            (4)   the stockholders of the Company approve a definitive agreement or plan to liquidate or dissolve the Company.

  Notwithstanding anything herein stated, no Change of Control shall be deemed to occur unless it would be deemed to constitute a change in ownership or effective control, or a change in the ownership of a substantial portion of the assets, of a business under Section 409A.

          (h)   "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute, and the regulations promulgated thereunder.

          (i)    "Committee" means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3.1, each member of which shall be (i) an independent director within the meaning of Rule 4200(15) of the Nasdaq Marketplace Rules, (ii) considered a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) an outside director for purposes of Code Section 162(m).

          (j)    "Company" means Crocs, Inc., a Delaware corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

          (k)    "Disability" means the disability of a Participant such that the Participant is considered disabled under any retirement plan of the Company which is qualified under Section 401 of the Code, or as otherwise determined by the Committee.

          (l)    "Employee" means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

          (m)    "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.

          (n)    "Fair Market Value" as of any date means, unless otherwise expressly provided in the Plan, the closing sale price of a Share on the Nasdaq Global Select Market (or such other national securities exchange as may at the time be the principal market for the Shares) on that date or, if no sale of the Company's Shares occurred on that date, on the next preceding day on which a sale of Shares occurred. If the Shares are not then listed and traded upon the Nasdaq Global Select Market or other national securities exchange, Fair Market Value shall be what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.

          (o)    "Fundamental Change" means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, or a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation.

          (p)    "Grant Date" means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

          (q)    "Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of Code Section 422.

          (r)    "Insider" as of a particular date means any person who, as of that date is an officer of the Company as defined under Exchange Act Rule 16a-1(f).

          (s)    "Non-Employee Director" means a member of the Board who is not an Employee.

          (t)    "Non-Statutory Stock Option" means an Option other than an Incentive Stock Option.

          (u)    "Option" means a right to purchase a number of Shares at a specified price.

          (v)    "Participant" means a person to whom an Award is or has been made in accordance with the Plan.

          (w)    "Performance-Based Compensation" means an Award to a "covered employee" (as defined in Section 162(m)(3) of the Code) that is intended to constitute "performance-based compensation" within the meaning of Section 162(m)(4)(c) of the Code.

          (x)    "Performance Period" means the period of time as specified in an Agreement over which Performance Units or any other Award subject to Performance Measures are to be earned.

          (y)    "Performance Measures" means any measures of performance established by the Committee in connection with the grant of an Award. In the case of any such grant intended to constitute Performance-Based Compensation, the Performance Measures shall consist of one or a combination of two or more of the following performance criteria: net sales; net earnings; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (basic or diluted); profitability as measured by return ratios (including return on assets, return on equity, return on investment and return on net sales) or by the degree to which any of the foregoing earnings measures exceed a percentage of net sales; cash flow; market share; margins (including one or more of gross, operating and net earnings margins); stock price; total stockholder return; asset quality; non-performing assets; revenue growth; operating income; pre- or after-tax income; cash flow per share; operating assets; improvement in or attainment of expense levels or cost savings; economic value added; and improvement in or attainment of working capital levels. Any Performance Measure utilized may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, Affiliate or individual performance.

          (z)    "Performance Unit" means the right to receive the Fair Market Value of one Share upon the achievement of specified levels of one or more Performance Measures in accordance with an Award granted under Section 11.

          (aa)    "Plan" means this Crocs, Inc. 2007 Equity Incentive Plan, as amended and in effect from time to time.

          (bb)    "Restricted Stock" means Shares issued in accordance with an Award granted under Section 7 so long as the retention and/or vesting of such Shares remains subject to conditions or restrictions.

          (cc)    "Restricted Stock Unit" means a derivative security provided in accordance with an Award granted under Section 8 which represents the right to receive, in cash and/or Stock as determined by the Committee, the Fair Market Value of one Share, and the retention, vesting and/or settlement of which is subject to conditions or restrictions.

          (dd)    "Retirement" means termination of an Employee's employment, other than for Cause, at or after age 65.

          (ee)    "Section 409A" means Section 409A of the Code, including any regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

          (ff)    "Share" means a share of Stock.

          (gg)    "Stock" means the common stock, no par value, of the Company.

          (hh)    "Stock Appreciation Right" means a right, the value of which is determined in relation to the appreciation in value of Shares in accordance with an Award granted under Section 10.

          (ii)    "Subsidiary" means a "subsidiary corporation" as that term is defined in Code Section 424(f) or any successor provision.

          (jj)    "Substitute Award" means Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by an Acquired Entity.

          (kk)    "Successor" means the legal representative of an incompetent Participant, or if the Participant is deceased means the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant's death.

          (ll)    "Transferee" means any "family member" (as defined by the general instructions to Form S-8 under the Securities Act of 1933) of the Participant.

        3.    Administration and Indemnification.

          (a)    Administration.

            (1)   The Committee shall administer the Plan. The Committee shall have exclusive power to (i) make Awards; (ii) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan; (iii) prescribe and amend the terms of Agreements evidencing Awards; and (iv) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Notwithstanding the foregoing, the Board shall perform the duties and have the responsibilities of the Committee with respect to Awards made to Non-Employee Directors.

            (2)   Notwithstanding the foregoing, the Board or the Compensation Committee may delegate concurrent responsibility for administering the Plan, including with respect to designated classes of Participants, to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act or Awards intended to constitute Performance-Based Compensation. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more officers of the Company to grant Awards to designated classes of Participants, within limits specifically prescribed by the Board or the Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act. .

            (3)   To the extent within its discretion and subject to Sections 16 and 17, the Committee may amend the terms and conditions of any outstanding Award.

            (4)   It is the intent that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3 for persons subject to Section 16, except in such instances as the Committee, in its discretion, may so provide.

            (5)   The Committee's interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein. Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.

            (6)   In order to facilitate compliance with the applicable provisions of the laws in other countries in which the Company or its Affiliates operate or have Employees or non-employee consultants and advisors, and notwithstanding any other provision of this Plan, the Committee shall have the power and authority to (i) determine which (if any) individuals rendering services or employed outside the United States are eligible to participate in the Plan or to receive any type of Award hereunder; (ii) determine which non-U.S.-based Affiliates or operations may participate in the Plan; (iii) modify the terms and conditions of any Awards made to such individuals or with respect to such non-U.S.-based Affiliates or operations; and (iv) establish sub-plans, modify methods of exercise, modify payment restrictions on sale or transfer of Shares and other terms and procedures to the extent deemed necessary or desirable by the Committee to comply with applicable laws of the non-U.S. jurisdiction.

          (b)    Indemnification.    Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company's expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        4.    Shares Available Under the Plan.

          (a)   Subject to adjustment pursuant to Section 17, the number of Shares that may be granted under the Plan shall not exceed 15,300,000. The aggregate number of Shares available for issuance under the Plan will be reduced (i) by 1.5 Shares for each Share delivered in settlement of any Award of Restricted Stock, Restricted Stock Units, Performance Units, Stock or any other stock-based Award other than Options or Stock Appreciate Rights and (ii) by one Share for each Share delivered upon the exercise and settlement of Options or Stock Appreciation Rights. The Shares issued under the Plan may come from authorized and unissued shares or treasury shares.

          (b)   Any Shares subject to that portion of an Award which, for any reason, is forfeited or expires or terminates unexercised or unearned may again be used for future Awards.

          (c)   Any Shares subject to an Award settled in cash or other property in lieu of Shares may again be used for future Awards.

          (d)   For the purposes of computing the total number of Shares granted under the Plan, the following rules shall apply to Awards payable in Shares where appropriate:

            (1)   Each Award shall initially be deemed to involve the grant of the maximum number of Shares in which the particular Award is denominated.

            (2)   If a Stock Appreciation Right has been exercised and settled in Shares, the gross number of Shares with respect to which such exercise occurred shall be deemed granted and may not again be the subject of Awards under the Plan.

            (3)   To the extent an Award is paid or settled in some other security, it shall be deemed to have involved the grant of the number of Shares in which that portion of the Award was denominated.

            (4)   Where the number of Shares available under the Award is variable on the Grant Date, the number of Shares granted shall be deemed, prior to the settlement of the Award, to be the maximum number of Shares that could be received under that particular Award.

            (5)   Where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, such joint Awards shall be deemed to involve the grant of the maximum number of Shares available under the largest single Award.

            (6)   Shares tendered or withheld in payment of an Option exercise price or to satisfy any tax withholding obligation shall not be added to the total number of Shares available for grant under the Plan.

            (7)   Shares that are repurchased by the Company with Option proceeds shall not be added to the total number of Shares available for grant under the Plan.

          (e)   No fractional Shares may be issued under the Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.

          (f)    The maximum number of Shares that may be issued pursuant to Incentive Stock Options shall be 15,300,000, which limit will be subject to adjustment under Section 17 to the extent such adjustment is consistent with adjustments permitted of a plan authorizing the grant of incentive stock options under Code Section 422. The aggregate number of Shares subject to Options and/or Stock Appreciation Rights granted during any calendar year to any one Participant shall not exceed 1,000,000. The aggregate number of Shares subject to Restricted Stock and/or Restricted Stock Unit Awards granted during any calendar year to any one Participant shall not exceed 1,000,000. The foregoing limits shall be subject to adjustment under Section 17, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as performance-based compensation under Code Section 162(m).

        5.    Eligibility.    Participation in the Plan shall be limited to (i) Employees, (ii) individuals who are not Employees but who provide services to the Company or an Affiliate, including services provided in the capacity of a consultant, advisor or director, such as a Non-Employee Director, and (iii) any individual the Company desires to induce to become an Employee or Non-Employee Director, provided that any such grant shall not be effective until such individual becomes an Employee or Non-Employee Director, as the case may be. The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees. References herein to "employed," "employment" or similar terms (except "Employee") shall include the providing of services in any capacity, including as a director. Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, nor any change in status from an Employee to a consultant of the Company shall be deemed a termination of employment for purposes of the Plan.

        6.    General Terms of Awards.

          (a)    Amount of Award.    Each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee, which may include conditions on vesting, exercisability, lapsing of restrictions or payment that are tied to Performance Measures.

          (b)    Vesting and Term.    Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the period until the applicable Award is scheduled to expire, which shall not be more than ten years from the Grant Date, and any applicable Performance Period. The Committee may provide for such vesting conditions as it may determine, subject to the following limitations:

            (1)   an Award that is not subject to the satisfaction of Performance Measures may not fully vest or become fully exercisable earlier than three years from the Grant Date; and

            (2)   the Performance Period of a Performance Unit or other Award subject to Performance Measures may not be shorter than one year.

  The limitations in clauses (1) and (2) above will not, however, apply in the following situations: (i) an Award made to attract a key executive to join the Company; (ii) upon a Change of Control; (iii) termination of employment due to death, Disability or Retirement; (iv) Restricted Stock or Restricted Stock Units issued in exchange for other compensation; (v) a substitute Award granted pursuant to Section 20; and (vi) Awards issued to Non-Employee Directors.

          (c)    Transferability.    Except as provided in this Section, (i) during the lifetime of a Participant, only that Participant (or that Participant's Successor) may exercise an Option or Stock Appreciation Right, or receive payment with respect to any other Award, and (ii) no Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant's death or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferable, to the extent permitted by law, to a Transferee if the Participant does not receive any consideration for the transfer. Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of employment of a Participant, the references to "Participant" shall mean the original grantee of an Award and not any Transferee.

          (d)    Termination of Employment.    Except as otherwise determined by the Committee or provided by the Committee in an Agreement, in case of a Participant's termination of employment with the Company and all of its Affiliates, the following provisions shall apply:

            (1)    Options and Stock Appreciation Rights.

                (i)  Death or Disability.    If a Participant's employment terminates because of death or Disability before an Award of an Option or Stock Appreciation Right has expired, the portion of such Award that was exercisable immediately prior to such termination shall remain exercisable for one year after the date of such termination of employment (but not after the scheduled expiration date of such Award). The unexercisable portion of such Award shall terminate at the date of termination of employment.

               (ii)  Retirement.    If the employment of a Participant who is an Employee terminates because of Retirement before an Award of an Option or Stock Appreciation Right has expired, the portion of such Award that was exercisable immediately prior to such termination shall remain exercisable for one year after the date of such termination of employment (but not after the scheduled expiration date of such Award). The unexercisable portion of such Award shall terminate at the date of termination of employment.

              (iii)  Cause.    If a Participant's employment is terminated for Cause, all Awards to the Participant will terminate immediately upon such termination.

              (iv)  Termination for Other Reasons.    If a Participant's employment terminates for any reason other than death, Disability, Retirement or Cause, then the unexercisable portion of any Award of an Option or Stock Appreciation Right held by such Participant shall terminate at the date of termination of employment, and any portion of such Award that was exercisable immediately prior to such termination shall remain exercisable for three months after termination of the Participant's employment (but not after the scheduled expiration date of such Award) if the Participant is not a Non-Employee Director, and shall remain exercisable until the scheduled expiration of the Award if the Participant is a Non-Employee Director.

            (2)    Performance Units.    If a Participant's employment with the Company and all of its Affiliates terminates during a Performance Period because of death, Disability or Retirement, the Participant shall be entitled to a payment of Performance Units at the end of the Performance Period based upon the extent to which achievement of Performance Measures was satisfied at the end of such period and prorated for the portion of the Performance Period during which the Participant was employed by the Company or any Affiliate. Except as provided in this Section 6(d)(2) or in the applicable Agreement, if a Participant's employment terminates with the Company and all of its Affiliates during a Performance Period, then such Participant shall not be entitled to any payment with respect to that Performance Period.

            (3)    Restricted Stock and Restricted Stock Unit Awards.    If a Participant's employment with the Company and all of its Affiliates terminates because of death, Disability or Retirement, a pro rata portion of any outstanding Award of Restricted Stock or Restricted Stock Units shall immediately vest. The portion of the Award that will vest will involve that number of Shares or Units which, when combined with the number of Shares or Units subject to the Award that have previously vested, will represent the same ratio to the total number of Shares or Units subject to the original Award as the portion of the scheduled vesting period of the Award during which the Participant was employed by the Company and its Affiliates bears to the scheduled vesting period. The portion of any Award of Restricted Stock or Restricted Stock Units that does not vest as provided in the preceding sentence will terminate at the date of the Participant's termination of employment, and any Shares of Restricted Stock will be forfeited to the Company.

          (e)    Rights as Stockholder.    Each Agreement shall provide that a Participant shall have no rights as a stockholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.

          (f)    Performance-Based Awards.    Any Award may be granted as a performance-based Award if the Committee establishes one or more Performance Measures upon which vesting, the lapse of restrictions or settlement in cash or Shares is contingent. With respect to any Award intended to be Performance-Based Compensation, the Committee shall establish and administer Performance Measures in the manner described in Section 162(m) of the Code and the then current regulations of the Secretary of the Treasury.

        7.    Restricted Stock Awards.

          (a)   An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the vesting of such Shares and the corresponding lapse or waiver of any such restrictions or conditions based on such factors or criteria as the Committee, in its sole discretion, may determine.

          (b)   Except as otherwise provided in the applicable Agreement, the Shares subject to an Award of Restricted Stock shall be evidenced by a book-entry in the name of the Participant with the Company's transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legend with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement. Any book-entry shall be accompanied by a similar legend.

          (c)   Upon the vesting of Restricted Stock and the corresponding lapse of the restrictions and conditions, unrestricted Shares shall be issued to the Participant or a Successor or Transferee.

          (d)   Unless otherwise provided in an Agreement, a Participant or a Transferee with a Restricted Stock Award shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.

        8.    Restricted Stock Unit Awards.    An Award of Restricted Stock Units under the Plan shall be subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the vesting of Restricted Stock Units and the corresponding lapse or waiver of any such restrictions or conditions based on such factors or criteria as the Committee, in its sole discretion, may determine. Following the vesting of a Restricted Stock Unit Award, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee.

        9.    Stock Options.

          (a)    Terms of All Options.

            (1)   An Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than the Fair Market Value of a Share as of the Grant Date (except as provided in Section 20).

            (2)   The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, which may include, to the extent permitted by the Committee, payment under a broker-assisted sale and remittance program acceptable to the Committee. The purchase price may be paid in cash or, if the Committee so permits, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased), or a combination thereof, unless otherwise provided in the Agreement. A Participant exercising an Option shall not be permitted to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company.

            (3)   Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after its scheduled expiration. When an Option is no longer exercisable, it shall be deemed to have terminated.

            (4)   Options will not be granted under the Plan in consideration for, and the grant of Options will not be conditioned on, the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other Option.

          (b)    Incentive Stock Options.    In addition to the other terms and conditions applicable to all Options:

            (1)   The aggregate Fair Market Value (determined as of Option Grant Date) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under the Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Statutory Stock Option.

            (2)   An Incentive Stock Option shall not be exercisable more than 10 years after its Grant Date (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option.

            (3)   An Incentive Stock Option shall not be exercisable more than one year after termination of the Participant's employment with the Company and its Affiliates if such termination is due to the Participant's death or Disability, or more than three months after termination of the Participant's employment if such termination is due to any other reason.

            (4)   The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.

            (5)   No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option is not exercisable after the date five years from its Grant Date.

        10.    Stock Appreciation Rights.    An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the Grant Date of the Stock Appreciation Right. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after its scheduled expiration. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

        11.    Performance Units.

          (a)    Initial Award.

            (1)   An Award of Performance Units under the Plan shall entitle the Participant (or a Successor or Transferee) to future payments of cash, Shares or a combination thereof, as determined by the Committee, based upon the achievement of specified levels of one or more Performance Measures. The Agreement may provide that a portion of a Participant's Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. The Agreement shall also provide for the timing of the payment.

            (2)   Following the conclusion or acceleration of each Performance Period, the Committee shall determine the extent to which (i) Performance Measures have been attained, (ii) any other terms and conditions with respect to an Award relating to the Performance Period have been satisfied and (iii) payment is due with respect to an Award of Performance Units.

            (3)   No Participant may receive Awards of Performance Units relating to more than 1,000,000 Shares in any year under this Plan.

          (b)    Acceleration and Adjustment.    The Agreement may permit an acceleration of the Performance Period and an adjustment of Performance Measures and payments with respect to some or all of the Performance Units awarded to a Participant upon the occurrence of certain events, which may include a Change of Control, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, a change in the Participant's title or employment responsibilities, the Participant's death, Disability or Retirement or, with respect to payments in Shares, a reclassification, stock dividend, stock split or stock combination as provided in Section 17. The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.

        12.    Other Awards.    The Committee may from time to time grant Stock and other Awards under the Plan including, without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

        13.    Effective Date and Duration of the Plan.

          (a)    Effective Date.    The date the Plan is approved by the stockholders of the Company (the "Effective Date").

          (b)    Duration of the Plan.    The Plan shall remain in effect until all Shares subject to it shall be distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 16, or the tenth anniversary of the Effective Date, whichever occurs first (the "Termination Date"). Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise.

        14.    Plan Participation and Employment Status.

          (a)   Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.

          (b)   Nothing in the Plan or in any Agreement or related documents shall confer upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person's compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.

        15.    Tax Withholding.    The Company shall have the right to withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes. The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings through a reduction in the number of Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

        16.    Amendment and Termination of the Plan and Agreements.

          (a)   Except as limited in (b) below, (i) the Board may at any time and from time to time terminate, suspend or amend the Plan and (ii) the Committee may at any time alter or amend any or all Agreements under the Plan. The Company shall submit any amendment of the Plan to its stockholders for approval if the rules of the Nasdaq Global Select Market or other applicable laws or regulations require stockholder approval of such amendment.

          (b)   No termination, suspension, or amendment of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or amendment, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Sections 11(b) or 17 does not adversely affect these rights. In no event, however, shall the Board or the Committee have the right, without stockholder approval, to (i) lower the exercise or grant price of an Option or SAR after it is granted, except in connection with adjustments provided in Section 17, (ii) cancel an Option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another option or stock appreciation right, restricted stock or other equity award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction or (iii) take any other action that is treated as a repricing under generally accepted accounting principles. .

        17.    Adjustment for Changes in Capitalization.    In the event of any equity restructuring (within the meaning of Accounting Standard Codification 718, Compensation—Stock Compensation, issued by the Financial Accounting Standards Board, referred to as "FASB ASC Topic 718") that causes the per Share value of Shares to change, such as a stock dividend or stock split, the Committee shall cause there to be made an equitable adjustment to the number and kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and to outstanding Awards (including but not limited to the number and kind of Shares to which such Awards are subject, and the exercise or strike price of such Awards) to the extent such other Awards would not otherwise automatically adjust in the equity restructuring; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such Incentive Stock Options to violate Section 422(b) of the Code or any successor provision. Notwithstanding anything in this Plan to the contrary, (a) any adjustments made pursuant to this Section 17 to Awards that are considered "deferred compensation" within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (b) any adjustments made pursuant to this Section 17 to Awards that are not considered "deferred compensation" subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to

Section 409A or (ii) comply with the requirements of Section 409A. In the event of any other change in corporate capitalization, which may include a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of FASB ASC Topic 718, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number.

        18.    Fundamental Change.    In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:

          (a)   if the Fundamental Change is a merger or consolidation, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation; or

          (b)   at least ten days before the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately before the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within ten days after the Fundamental Change, of cash equal to (i) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as defined in this Section) per Share exceeds the exercise price per Share covered by such Option or (ii) for each Stock Appreciation Right, the price determined pursuant to Section 10, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Section 10, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated determined in the manner hereinafter referred to in this Section. At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to Section 18(b), each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that shall not have been exercised before the Fundamental Change shall be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option or a Stock Appreciation Right shall be entitled to the payment provided for in this Section 18(b) if such Option or Stock Appreciation Right shall have terminated, expired or been cancelled. For purposes of this Section only, "Fair Market Value" per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the stockholders of the Company upon the occurrence of the Fundamental Change.

        19.    Dividends and Dividend Equivalents.    An Award may, if so determined by the Committee, provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents, and must comply with or qualify for an exemption under Section 409A.

        20.    Corporate Mergers, Acquisitions, Etc.    Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination and previously approved by the Acquired Entity's stockholders, then, to the extent determined by the Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or an Affiliate immediately prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

        21.    Unfunded Plan.    The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee. To the extent any person acquires a right to receive an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

        22.    Limits of Liability.

          (a)   Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

          (b)   Except as may be required by law, neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(a)(2) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

        23.    Compliance with Applicable Legal Requirements.    No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company's Shares may, at the time, be listed.

        24.    Deferrals and Settlements.    The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts. The terms of any deferrals under this Section 24 shall comply with all applicable law, rules and regulations, including, without limitation, Section 409A.

        25.    Other Benefit and Compensation Programs.    Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

        26.    Beneficiary Upon Participant's Death.    To the extent that the transfer of a Participant's Award at death is permitted by this Plan or under an Agreement, (i) a Participant's Award shall be transferable to the beneficiary, if any, designated on forms prescribed by and filed with the Committee and (ii) upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law and this Plan. If no such designation of a beneficiary has been made, the Participant's legal representative shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted by this Plan or under an Agreement.

        27.    Requirements of Law.

          (a)   To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware without regard to its conflicts-of-law principles and shall be construed accordingly.

          (b)   If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

          (c)   The Plan and Awards granted under the Plan are intended to comply with or be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options and stock appreciation rights under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any such Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions; provided, however, that the Committee makes no representations or warranties that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan. No provision of the Plan or any Award shall be interpreted or construed to transfer any liability resulting from or arising out of any such consequences from a Participant or any other individual to the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant's employment or service are intended to mean the Participant's "separation from service," within the meaning of Section 409A(a)(2)(A)(i) to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A. In addition, if the Participant is a "specified employee," within the meaning of Section 409A(2)(B)(i), then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant's "separation from service," within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant's death, the Participant's estate) in a lump sum on the first business day after the earlier of (a) the date that is six months following the Participant's separation from service or (b) the Participant's death. Notwithstanding any other provision of the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A.

6328 MONARCH PARK PLACE NIWOT, CO 80503

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Crocs, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage- paid envelope we have provided or return it to Crocs, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CROCS1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CROCS, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED AND "FOR" PROPOSALS 2, 3, 4, AND "EVERY 3 YEARS" FOR PROPOSAL 5.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors
1	ELECTION OF DIRECTORS	☐	☐	☐

Nominees:
01) Thomas J. Smach
02) John P. McCarvel
Vote on Proposal					For	Against		Abstain
2	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2011.				☐	☐		☐
3	Approval of the amendment and restatement of our 2007 Equity Incentive Plan.				☐	☐		☐

4	Advisory vote on the compensation of our named executive officers.				☐	☐		☐

					3 YRS	2 YRS	1 YR	Abstain
5	Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.				☐	☐	☐	☐
6	Such other business as may properly come before the meeting or any postponement or adjournment thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR all nominees listed and FOR Proposals 2, 3, and 4 and EVERY THREE YEARS for Proposal 5.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN ☐BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

CROCS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

June 28, 2011

The undersigned hereby appoints John McCarvel and Daniel P. Hart and each of them, with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of Crocs, Inc. (the “Company”), to be held at the St. Julien Hotel, 900 Walnut Street, Boulder, Colorado, on June 28, 2011 at 2 p.m., Mountain Time, and all adjournments thereof, and to vote, as indicated on the reverse side, the shares of Common Stock of the Company which the undersigned is entitled to vote with all the powers the undersigned would possess if present at the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED AND "FOR" PROPOSALS 2, 3, 4, AND "EVERY 3 YEARS" FOR PROPOSAL 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE